Sales Report:Supplement No. 152 dated Mar 09, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 439122
This series of Notes was issued and sold upon the funding of the borrower loan #41111, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%	Auction start date:	Feb-19-2010
				Auction end date:	Feb-26-2010

Starting lender yield:	20.94%	Starting borrower rate/APR:	21.94% / 24.20%	Starting monthly payment:	$152.64
Final lender yield:	20.90%	Final borrower rate/APR:	21.90% / 24.16%	Final monthly payment:	$152.55

Auction yield range:	8.05% - 20.94%	Estimated loss impact:	7.49%
Lender servicing fee:	1.00%	Estimated return:	13.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	5 / 4	Length of status:	2y 4m
Credit score:	760-779 (Feb-2010)	Total credit lines:	22	Occupation:	Tradesman - Mechani...
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	happy-reward6	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Invest in the American Dream
Purpose of loan:
This loan will have two primary purposes. The first is to eliminate a high interest credit card. The second purpose is to gain some additional education in order to start my next business.
My financial situation:
I am a good candidate for this loan because I have been able to build a thriving small business?during a recession.?We started?a business?on?October 2007. Just before the recession started. The first year we reached?$100,000 in gross sales, and this last year we are excited?as we exceeded the $250,000 mark.?

One very important lesson I learned about business is that it is important to have multiple sources of income. The money from this loan will enable me to gain further knowledge into starting my next business.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I'm already disappointed to find 2 of my borrowers here at Prosper late after just over 3 months as a lender. Will you say that you will pay back this loan no matter what especially because most of us are real people and not faceless corporations? - Toastmaster007
A: Since I already have one small business, I understand the importance of paying debts on time. I also understand that if I do not payback these funds, I will not be able to continue to use Prosper as a funding source. Finally, I would like to use Prosper to teach my 7 year old daughter about investing. If I do not pay back this money, I would not be a great example to her. YES, It is my intention to pay back this money. (Feb-25-2010)
Q: What exactly does your business do? - money-hunter6
A: My current business repairs restaurant equipment. Our customers include Arby's, KFC, etc. (Feb-26-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Bob450	$50.00	$50.00	2/19/2010 10:05:40 PM
money_money	$1,615.71	$558.57	2/24/2010 2:35:52 PM
YoungTaxMan	$57.28	$57.28	2/25/2010 8:27:25 PM
noodles932	$54.00	$54.00	2/25/2010 9:33:33 PM
well-mannered-income3	$75.00	$75.00	2/26/2010 6:02:49 AM
Trondheim_Norway	$100.00	$100.00	2/26/2010 10:09:28 AM
marwadi-62	$25.00	$25.00	2/26/2010 10:21:36 AM
mrxtravis	$100.00	$100.00	2/26/2010 7:36:35 AM
DasMula	$250.00	$250.00	2/26/2010 8:25:08 AM
carrinel	$60.97	$60.97	2/26/2010 10:05:18 AM
Leshan	$25.00	$25.00	2/26/2010 1:19:47 PM
dynrep	$100.00	$100.00	2/26/2010 10:28:53 AM
worthy-bid4	$25.00	$25.00	2/26/2010 1:47:22 PM
sparkling-contract7	$25.00	$25.00	2/26/2010 10:27:07 AM
goal-liberty9	$100.00	$100.00	2/26/2010 10:37:06 AM
Lubava	$25.00	$25.00	2/26/2010 10:47:25 AM
dynrep	$50.00	$50.00	2/26/2010 2:26:59 PM
reflective-rupee	$25.00	$25.00	2/26/2010 10:55:26 AM
arkleseizure	$25.00	$25.00	2/26/2010 3:19:48 PM
wild-orange	$25.00	$25.00	2/26/2010 3:37:51 PM
icon7	$25.00	$25.00	2/26/2010 11:20:49 AM
leverage-monger	$37.00	$37.00	2/26/2010 11:39:55 AM
BuzzyBee336	$25.00	$25.00	2/26/2010 12:37:35 PM
trade-elm	$50.00	$50.00	2/26/2010 12:16:42 PM
curly2k	$25.00	$25.00	2/26/2010 1:15:58 PM
Tikibarman	$50.00	$50.00	2/26/2010 1:34:33 PM
serene-capital	$25.00	$25.00	2/26/2010 1:44:03 PM
piter-to-la-investment	$25.00	$25.00	2/26/2010 1:25:39 PM
Ven58	$25.00	$25.00	2/26/2010 1:44:04 PM
Mindful7	$25.00	$25.00	2/26/2010 3:23:03 PM
euro-jet	$25.00	$25.00	2/26/2010 2:54:53 PM
leverage-monger	$25.83	$25.83	2/26/2010 3:56:16 PM
IncomeTemple	$32.02	$32.02	2/26/2010 3:25:17 PM
truelumen	$25.00	$25.00	2/26/2010 3:58:24 PM
cunning-compassion1	$28.00	$28.00	2/26/2010 4:07:46 PM
money-encourager	$25.00	$25.00	2/26/2010 4:18:42 PM
fireferd	$75.00	$75.00	2/26/2010 4:28:20 PM
ore-dojo	$25.00	$25.00	2/26/2010 4:27:28 PM
foothillender	$25.00	$25.00	2/20/2010 7:43:00 AM
elegant-loot	$103.85	$103.85	2/20/2010 3:11:16 PM
petercat	$250.00	$250.00	2/23/2010 11:40:23 AM
reflective-rupee	$200.00	$200.00	2/24/2010 11:00:10 PM
drkosh	$25.00	$25.00	2/24/2010 6:52:49 PM
zone6	$300.00	$300.00	2/25/2010 10:31:40 PM
bill-expert	$200.00	$200.00	2/26/2010 10:04:56 AM
investment-cluster	$25.00	$25.00	2/26/2010 3:36:29 AM
reflective-rupee	$25.00	$25.00	2/26/2010 10:55:40 AM
behicks	$50.00	$50.00	2/26/2010 11:42:12 AM
mckhbnpc	$25.00	$25.00	2/26/2010 11:57:42 AM
forthright-trade	$25.00	$25.00	2/26/2010 1:38:12 PM
five-star-note	$35.00	$35.00	2/26/2010 11:52:20 AM
natural-greenback6	$25.00	$25.00	2/26/2010 2:58:46 PM
jybank	$25.00	$25.00	2/26/2010 3:12:09 PM
CaliforniaSun	$25.00	$25.00	2/26/2010 2:09:34 PM
realtormoises	$25.00	$25.00	2/26/2010 3:55:59 PM
Rulea72	$50.00	$50.00	2/26/2010 3:55:53 PM
cash-daisy	$40.53	$40.53	2/26/2010 4:04:14 PM
shiny-gold5	$116.95	$116.95	2/26/2010 4:04:03 PM
social-conductor4	$25.00	$25.00	2/26/2010 4:24:42 PM
Engineer44	$25.00	$25.00	2/26/2010 4:29:20 PM
givetolive	$25.00	$25.00	2/26/2010 4:29:40 PM
61 bids
Borrower Payment Dependent Notes Series 446612
This series of Notes was issued and sold upon the funding of the borrower loan #41103, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Feb-12-2010
				Auction end date:	Feb-15-2010

Starting lender yield:	13.04%	Starting borrower rate/APR:	14.04% / 16.44%	Starting monthly payment:	$51.30
Final lender yield:	12.85%	Final borrower rate/APR:	13.85% / 16.25%	Final monthly payment:	$51.16

Auction yield range:	6.05% - 13.04%	Estimated loss impact:	5.21%
Lender servicing fee:	1.00%	Estimated return:	7.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2004	Debt/Income ratio:	15%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	3y 4m
Credit score:	720-739 (Feb-2010)	Total credit lines:	26	Occupation:	Waiter/Waitress
Now delinquent:	0	Revolving credit balance:	$729	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	51%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dollar-rotation	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
College Grad Needing Sec Deposit
I recently graduated from Northern Michigan University with a B.S. in Biotechnology degree, and am looking for help in funding a security deposit for an apartment.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How is the job search going - any offer letters or prospects? - SteadyOne
A: I have had a couple interviews, and one which I am waiting a reply for in Milwaukee, it's a Quality Control position. Unfortunately most entry level job positions I apply for don't seem to have relocation assistance, which is what this money would be used for. Thanks for the question! (Feb-15-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

mpatrick	$50.00	$50.00	2/12/2010 4:12:16 PM
fund-virtuoso	$25.00	$25.00	2/12/2010 4:07:37 PM
tallmon	$25.00	$25.00	2/12/2010 4:08:51 PM
falcon88dp	$25.00	$25.00	2/12/2010 4:10:07 PM
studious-listing8	$25.00	$25.00	2/12/2010 4:11:00 PM
OCedHrt	$25.00	$25.00	2/12/2010 4:13:31 PM
jga516	$25.00	$25.00	2/12/2010 4:13:40 PM
helping-out	$25.00	$25.00	2/12/2010 4:14:05 PM
calilending	$25.00	$25.00	2/12/2010 4:14:13 PM
skuba	$25.00	$25.00	2/12/2010 4:12:05 PM
marketplace-achievement	$50.00	$50.00	2/12/2010 4:13:18 PM
natural-greenback6	$25.00	$25.00	2/12/2010 4:16:47 PM
HamachiMan	$25.00	$25.00	2/12/2010 4:17:03 PM
wwwUniversal	$25.00	$25.00	2/12/2010 4:38:31 PM
dollardave	$25.00	$25.00	2/13/2010 7:33:27 PM
intuitive-bill	$25.00	$25.00	2/15/2010 11:15:10 AM
compassion-lotus5	$25.00	$25.00	2/12/2010 4:05:59 PM
AF-Chief	$27.00	$27.00	2/12/2010 4:12:20 PM
exchange-battalion	$25.00	$25.00	2/12/2010 4:14:34 PM
xrycac	$25.00	$25.00	2/12/2010 4:04:29 PM
leverage-holly	$25.00	$25.00	2/12/2010 4:06:06 PM
gallant-bazaar	$25.00	$25.00	2/12/2010 4:06:16 PM
cberthiaume	$25.00	$25.00	2/12/2010 4:04:34 PM
rhodylend	$25.00	$25.00	2/12/2010 4:04:49 PM
dollar-proton695	$25.00	$25.00	2/12/2010 4:04:58 PM
Xaja	$25.00	$25.00	2/12/2010 4:09:02 PM
micko	$25.00	$25.00	2/12/2010 4:11:31 PM
lawman1991	$25.00	$25.00	2/12/2010 4:11:05 PM
fishintime	$25.00	$25.00	2/12/2010 4:13:33 PM
riproaringrapids	$25.00	$25.00	2/12/2010 4:11:34 PM
desertoasis	$50.00	$50.00	2/12/2010 4:13:35 PM
rlcot	$25.00	$25.00	2/12/2010 4:17:01 PM
financial-frenzy	$50.00	$50.00	2/12/2010 4:16:57 PM
oaktown23	$50.00	$50.00	2/12/2010 4:17:00 PM
new-honorable-rate	$25.00	$20.85	2/12/2010 4:19:57 PM
TommyTucker	$35.00	$35.00	2/13/2010 7:48:18 AM
return-elm	$25.00	$25.00	2/13/2010 6:50:51 PM
lender12345	$25.00	$25.00	2/14/2010 12:49:49 PM
Hartfelt	$50.00	$50.00	2/13/2010 11:20:26 PM
marwadi-62	$50.00	$50.00	2/14/2010 6:30:14 AM
tmd1021	$38.63	$38.63	2/14/2010 7:53:19 AM
sikojos	$100.00	$100.00	2/14/2010 6:31:23 PM
JohnSmith10	$50.00	$50.00	2/14/2010 10:21:23 PM
SteadyOne	$25.00	$25.00	2/14/2010 7:21:45 PM
preventivepestcontrol	$25.00	$25.00	2/14/2010 11:07:31 PM
Finspons	$25.00	$25.00	2/15/2010 9:15:55 AM
rome1426	$25.00	$25.00	2/15/2010 1:12:30 PM
Peacepower	$28.52	$28.52	2/15/2010 2:27:18 PM
48 bids
Borrower Payment Dependent Notes Series 447332
This series of Notes was issued and sold upon the funding of the borrower loan #41137, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Feb-22-2010
				Auction end date:	Feb-27-2010

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 36.95%	Starting monthly payment:	$202.29
Final lender yield:	33.50%	Final borrower rate/APR:	34.50% / 36.95%	Final monthly payment:	$202.29

Auction yield range:	11.05% - 33.50%	Estimated loss impact:	10.85%
Lender servicing fee:	1.00%	Estimated return:	22.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1992	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	5	Current / open credit lines:	1 / 1	Length of status:	1y 10m
Credit score:	740-759 (Feb-2010)	Total credit lines:	16	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$55
Amount delinquent:	$0	Bankcard utilization:	2%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	tktbrkr	Borrower's state:	NorthCarolina	Borrower's group:	Business Loans for Entrepreneurs!
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	8 ( 100% )	740-759 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	660-679 (Jan-2007) 620-639 (May-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Please Help Expand Successful Bus.
About 3 years ago, I applied for a $10,000 prosper.com loan in an attempt to expand my eBay business (listing # 10537).? Everything worked perfectly, I got the necessary capital I needed, I paid back the loan in full, and now I would like to start the process over again..!!

I am a full time graduate student trying to make a little cash as an online ticket broker. I strive to provide some decency and honesty in a business filled with shady characters (not to mention turn a profit), and I have established a superb online reputation.??4 years ago I started with $15,000 and turned it into $40,000 by the end of 2009.

I am proud of the percentage return on investment I have achieved during this tough economy and certainly interested in expanding once again.? To make a long story short, this is the time of year (from January to June) where I have to pay for all my tickets that I will be selling during the upcoming baseball and football seasons.? I will have roughly $50,000 in invoices to pay during that time period.? I then spend the rest of the year (April through December) selling off my inventory and paying back my loan.? Just like 3 years ago, I plan to pay back this loan in full by the end of the calendar year.

I do many transactions on eBay.? My eBay user ID is nhtixx.? Please feel free to look me up or contact me over there.? I currently have a feedback rating of 4836 (99.6% positive).? If you read the feedback people have left me, you will see customer after customer happy with the seats I sold them, the fair price, and my very fast delivery.

Unfortunately some of the poor credit decisions I made in college still affect me to the current day on my rating - but I am proud of the fact that last year at this time, my credit rating was a D - now it has been raised to a C.? Hopefully you will find me someone worthy of taking a chance on..!!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	2/22/2010 4:29:46 PM
what_goes_around	$200.00	$200.00	2/22/2010 10:49:34 PM
Unitas4302	$50.00	$50.00	2/23/2010 4:38:57 AM
dynrep	$25.00	$25.00	2/23/2010 9:55:54 AM
booOST	$100.00	$100.00	2/23/2010 9:07:28 PM
BradP	$50.00	$50.00	2/24/2010 4:33:08 PM
donlenboy	$52.24	$52.24	2/25/2010 10:19:39 AM
bold-pleasant-gold	$25.00	$25.00	2/25/2010 11:19:49 AM
MoneyForNothing	$25.00	$25.00	2/24/2010 11:17:09 PM
ralstat	$1,428.69	$858.59	2/25/2010 9:56:10 AM
bettndon	$50.00	$50.00	2/25/2010 10:56:22 AM
inforapenny	$25.00	$25.00	2/25/2010 12:29:35 PM
dpries123	$25.00	$25.00	2/25/2010 1:13:20 PM
Onlyhappycustomers	$25.00	$25.00	2/25/2010 6:28:37 PM
happy-return4	$200.00	$200.00	2/25/2010 7:47:30 PM
SignatureCapital	$25.00	$25.00	2/25/2010 6:31:27 PM
goodcents	$25.00	$25.00	2/25/2010 8:34:57 PM
zone6	$200.00	$200.00	2/25/2010 10:37:40 PM
cashhelp	$25.00	$25.00	2/26/2010 10:08:36 AM
five-star-note	$100.00	$100.00	2/26/2010 11:46:48 AM
carrinel	$50.00	$50.00	2/26/2010 10:06:43 AM
VikingLender	$25.00	$25.00	2/26/2010 10:10:18 AM
boo_hoo	$50.00	$50.00	2/26/2010 3:27:48 PM
Bomber	$32.38	$32.38	2/26/2010 11:18:25 AM
Mark-M	$30.00	$30.00	2/26/2010 11:15:13 AM
webfeet	$25.00	$25.00	2/26/2010 12:33:01 PM
vivacious-p2p3	$25.00	$25.00	2/26/2010 1:37:32 PM
us957165	$25.00	$25.00	2/26/2010 1:26:58 PM
vivacious-p2p3	$25.00	$25.00	2/26/2010 1:38:05 PM
KMSB	$25.00	$25.00	2/26/2010 3:40:23 PM
dunrizzo	$32.58	$32.58	2/26/2010 7:13:46 PM
sweet-payout5	$25.00	$25.00	2/27/2010 5:38:07 AM
Rogelio48	$35.00	$35.00	2/26/2010 4:35:29 PM
Rogelio48	$30.00	$30.00	2/26/2010 4:52:23 PM
srthsvghdthtr	$25.00	$25.00	2/26/2010 5:22:11 PM
WMY-Investor	$200.00	$200.00	2/27/2010 8:45:53 AM
Gaelicman	$100.00	$100.00	2/26/2010 6:56:12 PM
beach_bum	$25.00	$25.00	2/27/2010 10:16:27 AM
antoniofl	$30.00	$30.00	2/26/2010 7:56:19 PM
q4golf	$26.00	$26.00	2/27/2010 4:10:55 AM
hawk357	$25.00	$25.00	2/26/2010 9:22:27 PM
back-scratchers	$25.00	$25.00	2/27/2010 1:43:49 AM
rvfbroker	$25.00	$25.00	2/27/2010 8:55:58 AM
monstersdad	$50.00	$50.00	2/27/2010 10:00:24 AM
Bob450	$25.00	$25.00	2/22/2010 8:22:34 PM
new-peso-concerto	$25.00	$25.00	2/23/2010 8:31:24 AM
nodebt2012	$80.00	$80.00	2/23/2010 12:29:06 PM
Pu239	$50.00	$50.00	2/23/2010 10:55:38 PM
fillholdingsllc	$25.00	$25.00	2/24/2010 5:55:20 AM
bouttruckin	$25.00	$25.00	2/24/2010 12:54:15 PM
drcoop	$31.56	$31.56	2/25/2010 12:08:10 AM
penny-surgeon	$25.00	$25.00	2/25/2010 10:59:56 AM
wise-silver-wonder	$25.00	$25.00	2/25/2010 3:51:49 PM
wiacf1	$250.00	$250.00	2/25/2010 8:19:01 PM
loss-of-control	$25.00	$25.00	2/25/2010 5:27:00 PM
invincible-gain	$50.00	$50.00	2/25/2010 6:32:46 PM
brother_tam	$100.00	$100.00	2/25/2010 7:30:08 PM
vivacious-p2p3	$25.00	$25.00	2/26/2010 1:37:10 PM
ronin4sale	$25.00	$25.00	2/26/2010 10:53:22 AM
Kash2010lu	$35.00	$35.00	2/26/2010 3:52:50 PM
Credit4Talent	$27.74	$27.74	2/26/2010 12:36:06 PM
us957165	$25.00	$25.00	2/26/2010 1:26:36 PM
us957165	$25.00	$25.00	2/26/2010 1:27:20 PM
vivacious-p2p3	$25.00	$25.00	2/26/2010 1:38:31 PM
serene-capital	$25.00	$25.00	2/26/2010 1:46:35 PM
Bob450	$25.00	$25.00	2/26/2010 3:00:49 PM
agreement-accruer	$25.00	$25.00	2/26/2010 5:13:16 PM
marwadi-62	$100.00	$100.00	2/26/2010 6:09:12 PM
grnii78	$100.00	$100.00	2/27/2010 7:10:09 AM
heroic-benefit	$120.00	$120.00	2/26/2010 4:44:30 PM
platinum-enlightenment	$28.91	$28.91	2/26/2010 5:34:10 PM
allbalooboy2	$25.00	$25.00	2/26/2010 8:04:58 PM
CoffeyvilleKS	$25.00	$25.00	2/27/2010 6:14:13 AM
red-favorable-basis	$25.00	$25.00	2/27/2010 12:31:02 AM
74 bids
Borrower Payment Dependent Notes Series 447364
This series of Notes was issued and sold upon the funding of the borrower loan #41109, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Feb-19-2010
				Auction end date:	Feb-26-2010

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 34.02%	Starting monthly payment:	$42.45
Final lender yield:	21.00%	Final borrower rate/APR:	22.00% / 25.83%	Final monthly payment:	$38.19

Auction yield range:	11.05% - 29.00%	Estimated loss impact:	10.51%
Lender servicing fee:	1.00%	Estimated return:	10.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	1 / 1	Length of status:	0y 2m
Credit score:	660-679 (Feb-2010)	Total credit lines:	6	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	enterprising-value5	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short for Second Installment
Purpose of loan:
To pay the final installment on a small business course I purchased last month.

My financial situation:
I am a good candidate for this loan because I currently do not have any outstanding loans or debt. I am trying to secure one though. I am working on developing a marketing consulting firm and should be seeing profits in the next 6 months or so. I'm fortunate to be living at home, and my parents are taking care of my living expenses at the moment.

Monthly net income: $ 925.00

Monthly expenses: $ 0.00
??Housing: $ 0.00
??Insurance: $ 0.00
??Car expenses: $ 0.00
??Utilities: $ 0.00
??Phone, cable, internet: $ 0.00
??Food, entertainment: $ 0.00
??Clothing, household expenses $ 0.00
??Credit cards and other loans: $ 0.00
??Other expenses: $ 300
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$25.00	$25.00	2/22/2010 1:39:15 PM
marwadi-62	$25.00	$25.00	2/23/2010 10:15:24 AM
kinetic-social	$25.00	$25.00	2/24/2010 4:08:13 PM
DonDiego	$25.00	$25.00	2/25/2010 4:23:02 PM
jdtrip03	$100.00	$100.00	2/25/2010 4:39:10 PM
toxicbutterfly	$30.00	$30.00	2/25/2010 8:35:26 PM
onecooldrink	$25.00	$25.00	2/25/2010 9:56:32 PM
goal-liberty9	$50.00	$50.00	2/26/2010 10:47:58 AM
wild-orange	$50.00	$50.00	2/26/2010 11:27:00 AM
I_want_to_help_you	$25.00	$11.71	2/26/2010 9:40:42 AM
Leshan	$25.00	$25.00	2/26/2010 1:23:11 PM
wild-orange	$25.00	$25.00	2/26/2010 3:40:11 PM
worthy-bid4	$28.29	$28.29	2/26/2010 1:49:02 PM
curly2k	$25.00	$25.00	2/26/2010 1:18:56 PM
five-star-note	$50.00	$50.00	2/26/2010 4:11:00 PM
LuvToLend	$25.00	$25.00	2/26/2010 4:20:47 PM
social-conductor4	$25.00	$25.00	2/26/2010 4:25:38 PM
GS-ROCK	$25.00	$25.00	2/23/2010 7:44:25 AM
stephen_c01	$25.00	$25.00	2/25/2010 3:02:25 PM
DasMula	$25.00	$25.00	2/26/2010 8:28:59 AM
glenium	$25.00	$25.00	2/26/2010 3:07:56 AM
wild-orange	$25.00	$25.00	2/26/2010 3:40:37 PM
icon7	$50.00	$50.00	2/26/2010 11:24:34 AM
pathcrx	$30.00	$30.00	2/26/2010 11:48:54 AM
ultimate-peace	$100.00	$100.00	2/26/2010 1:18:34 PM
plbquic	$25.00	$25.00	2/26/2010 12:55:16 PM
CaliforniaSun	$25.00	$25.00	2/26/2010 2:19:59 PM
Bob450	$25.00	$25.00	2/26/2010 2:58:07 PM
oreyedoc	$25.00	$25.00	2/26/2010 4:20:14 PM
givetolive	$25.00	$25.00	2/26/2010 4:29:04 PM
30 bids
Borrower Payment Dependent Notes Series 447368
This series of Notes was issued and sold upon the funding of the borrower loan #41112, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Feb-22-2010
				Auction end date:	Feb-26-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$113.09

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2003	Debt/Income ratio:	16%
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	2 / 2	Length of status:	0y 9m
Credit score:	700-719 (Feb-2010)	Total credit lines:	8	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$55	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	6%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	silver-axis	Borrower's state:	Alaska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for College/Housing/Fix Car
Purpose of loan:? This loan will be used for three purposes.? First, I need to pay off the remaining $900 of student fees that I owe the school.? I've managed to pay off $4,250 so far this semester, but my savings have just about run out.? Second, as the semester concludes, I need to be able dedicate more time to school than work, so I need a little money to make up that difference to cover food and heat.? Third, my beaten up old truck is grinding in reverse, first, and second gear.? With only 3rd and 4th still working, it's hard to make it to school.? It's a $500 fix.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

social-conductor4	$25.00	$25.00	2/22/2010 4:20:49 PM
tntbuzz	$25.00	$25.00	2/22/2010 4:27:08 PM
zone8	$100.00	$100.00	2/22/2010 4:27:11 PM
MM1207	$25.00	$25.00	2/22/2010 4:27:10 PM
Soxxes	$25.00	$25.00	2/22/2010 4:27:17 PM
time4aloan	$25.00	$25.00	2/22/2010 4:26:55 PM
kellydawn	$25.00	$25.00	2/22/2010 4:27:01 PM
kindness-percolator5	$25.00	$25.00	2/22/2010 4:27:07 PM
note-tent	$25.00	$25.00	2/22/2010 4:27:13 PM
BlindJoeDeath	$25.00	$25.00	2/22/2010 4:27:20 PM
ferocious-exchange3	$25.00	$25.00	2/22/2010 4:27:41 PM
heavenly-justice9	$25.00	$25.00	2/22/2010 4:35:04 PM
penny-surgeon	$25.00	$25.00	2/22/2010 4:36:21 PM
Schmendrick	$25.00	$25.00	2/22/2010 4:37:31 PM
anton	$150.00	$150.00	2/22/2010 4:46:48 PM
micko	$25.00	$25.00	2/22/2010 5:04:25 PM
burrito6	$25.00	$25.00	2/22/2010 5:10:37 PM
BankofBen	$25.00	$25.00	2/22/2010 5:15:30 PM
autonomous-truth	$25.00	$25.00	2/22/2010 5:11:16 PM
leverage-accruer	$25.00	$25.00	2/22/2010 5:29:51 PM
reflective-rupee	$25.00	$25.00	2/22/2010 9:53:29 PM
marwadi-62	$25.00	$25.00	2/23/2010 10:18:28 AM
bankbuddy55	$25.00	$25.00	2/23/2010 8:04:11 PM
nilonc1	$50.00	$50.00	2/23/2010 11:29:08 PM
tigercat	$50.00	$50.00	2/24/2010 11:31:17 AM
reflective-rupee	$25.00	$25.00	2/24/2010 11:46:15 AM
curveylady	$25.00	$25.00	2/24/2010 2:52:09 PM
cognizant-rate732	$50.00	$50.00	2/24/2010 9:51:09 PM
mikeym80	$33.12	$33.12	2/24/2010 6:06:26 PM
reflective-rupee	$25.00	$25.00	2/24/2010 7:36:04 PM
cognizant-rate732	$50.00	$50.00	2/24/2010 9:50:20 PM
DonDiego	$25.00	$25.00	2/25/2010 4:11:42 PM
maricel10	$50.00	$50.00	2/26/2010 3:05:01 AM
kevlar	$25.00	$25.00	2/26/2010 12:19:30 PM
catumbelense	$25.00	$25.00	2/26/2010 11:12:10 AM
njcass79	$50.00	$50.00	2/26/2010 12:28:32 PM
himistu22	$25.00	$25.00	2/26/2010 4:20:29 PM
maccpro1	$50.00	$50.00	2/26/2010 4:51:10 PM
Diamond_Jim	$25.00	$25.00	2/22/2010 4:26:54 PM
Orringo	$50.00	$50.00	2/22/2010 4:27:00 PM
wampum-proton	$25.00	$25.00	2/22/2010 4:27:04 PM
kind-efficient-credit	$25.00	$25.00	2/22/2010 4:27:19 PM
flexible-value	$25.00	$25.00	2/22/2010 4:27:23 PM
JB82	$25.00	$25.00	2/22/2010 4:28:19 PM
indomitable-dedication	$25.00	$25.00	2/22/2010 4:26:56 PM
forthright-dedication	$25.00	$25.00	2/22/2010 4:26:59 PM
Wilvara	$25.00	$25.00	2/22/2010 4:27:03 PM
theprince	$25.00	$25.00	2/22/2010 4:27:06 PM
handy-justice	$50.00	$50.00	2/22/2010 4:27:16 PM
LuvToLend	$25.00	$25.00	2/22/2010 4:27:28 PM
EastofEden	$25.00	$25.00	2/22/2010 4:27:32 PM
beyondmanagement	$25.00	$25.00	2/22/2010 4:28:18 PM
djc314	$25.00	$25.00	2/22/2010 4:27:26 PM
deal-hickory5	$25.00	$25.00	2/22/2010 4:27:37 PM
inspiring-reward	$50.00	$50.00	2/22/2010 4:28:54 PM
treasure-network	$25.00	$25.00	2/22/2010 5:23:50 PM
Bob450	$25.00	$25.00	2/22/2010 8:18:50 PM
People-for-people	$25.00	$25.00	2/22/2010 8:10:20 PM
what_goes_around	$25.00	$25.00	2/22/2010 9:52:33 PM
lowcostmoney	$25.00	$25.00	2/23/2010 6:06:27 AM
glimmering-point	$25.00	$25.00	2/23/2010 9:22:27 AM
scoobiedoo	$25.00	$25.00	2/23/2010 8:01:53 AM
WalnutCreekguy	$25.00	$25.00	2/23/2010 9:37:04 AM
balanced-community	$25.00	$1.17	2/23/2010 9:37:19 AM
hopheadmike	$28.00	$28.00	2/24/2010 5:57:12 PM
reflective-rupee	$25.00	$25.00	2/24/2010 7:36:46 PM
reflective-rupee	$25.00	$25.00	2/24/2010 7:35:39 PM
reflective-rupee	$25.00	$25.00	2/24/2010 7:36:18 PM
cognizant-rate732	$50.00	$50.00	2/24/2010 9:49:55 PM
webfeet	$25.00	$25.00	2/25/2010 7:19:38 AM
order-brigade	$25.00	$25.00	2/25/2010 4:11:53 PM
impala6464	$50.00	$50.00	2/25/2010 6:47:58 PM
_MY_DREAM_	$50.00	$50.00	2/26/2010 7:15:36 AM
balanced-balance6	$25.00	$25.00	2/25/2010 10:20:18 PM
thomas16882004	$37.71	$37.71	2/26/2010 10:31:43 AM
Asimus	$25.00	$25.00	2/26/2010 10:01:12 AM
vivacious-p2p3	$25.00	$25.00	2/26/2010 1:39:49 PM
penny-sergeant	$25.00	$25.00	2/26/2010 2:51:55 PM
Rogelio48	$25.00	$25.00	2/26/2010 4:25:33 PM
79 bids
Borrower Payment Dependent Notes Series 447606
This series of Notes was issued and sold upon the funding of the borrower loan #41114, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Feb-23-2010
				Auction end date:	Feb-26-2010

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 23.32%	Starting monthly payment:	$150.84
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.14%	Final monthly payment:	$148.45

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	11%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 8	Length of status:	3y 6m
Credit score:	680-699 (Feb-2010)	Total credit lines:	18	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$9,699	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	75%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	VanDawl	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short Term loan for wedding
Purpose of loan:
This loan will be used to pay for part of my wedding.

My financial situation:
I am a good candidate for this loan because I make timely payments.

Monthly net income: $

Monthly expenses: $
??Housing: $ 1,500
??Insurance: $
??Car expenses: $
??Utilities: $ 200
??Phone, cable, internet: $
??Food, entertainment: $300
??Clothing, household expenses $
??Credit cards and other loans: $1000
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

flexible-value	$26.00	$26.00	2/23/2010 9:59:20 AM
Cai8899	$50.00	$50.00	2/23/2010 10:00:19 AM
honorable-yield	$50.00	$50.00	2/23/2010 10:01:52 AM
desertoasis	$25.00	$25.00	2/23/2010 10:02:22 AM
lloyd_s	$25.00	$25.00	2/23/2010 9:59:55 AM
don8ter	$25.00	$25.00	2/23/2010 10:01:47 AM
macjp123	$25.00	$25.00	2/23/2010 10:08:29 AM
heavenly-justice9	$75.00	$75.00	2/23/2010 10:01:59 AM
kmr2	$200.00	$200.00	2/23/2010 10:02:05 AM
inspired-contract9	$25.00	$25.00	2/23/2010 10:02:46 AM
Clambake	$50.00	$50.00	2/23/2010 10:09:46 AM
luckyldy	$35.00	$35.00	2/23/2010 10:10:15 AM
tntbuzz	$25.00	$25.00	2/23/2010 10:10:21 AM
bonafide-cash	$50.00	$50.00	2/23/2010 10:10:35 AM
top-silver-american	$25.00	$25.00	2/23/2010 10:10:48 AM
red-undaunted-kindness	$100.00	$100.00	2/23/2010 10:11:26 AM
AF-Chief	$27.00	$27.00	2/23/2010 10:04:34 AM
beyondmanagement	$25.00	$25.00	2/23/2010 10:05:20 AM
mpactlender	$25.00	$25.00	2/23/2010 10:12:38 AM
calm-deal7	$25.00	$25.00	2/23/2010 10:08:20 AM
nourishing-interest0	$25.00	$25.00	2/23/2010 10:08:37 AM
niskyfranchise	$25.00	$25.00	2/23/2010 10:08:48 AM
credit-kahuna	$100.00	$100.00	2/23/2010 10:09:17 AM
burrito6	$25.00	$25.00	2/23/2010 10:16:16 AM
Carpetkid	$25.00	$25.00	2/23/2010 10:10:07 AM
jigsaw	$100.00	$100.00	2/23/2010 10:10:30 AM
money-maniac	$50.00	$50.00	2/23/2010 10:11:01 AM
friendly-market5	$25.00	$25.00	2/23/2010 10:11:07 AM
Avala	$50.00	$50.00	2/23/2010 10:11:20 AM
foxy-fund	$50.00	$50.00	2/23/2010 10:11:40 AM
rcc7	$25.00	$25.00	2/23/2010 10:12:10 AM
platinum-sorcerer6	$25.00	$25.00	2/23/2010 10:12:42 AM
SharingTheLuv	$50.00	$50.00	2/23/2010 10:19:26 AM
tranquil-diversification8	$25.00	$25.00	2/23/2010 10:12:46 AM
supreme-hope	$25.00	$25.00	2/23/2010 10:13:33 AM
thrifty-funds1	$25.00	$25.00	2/23/2010 10:20:52 AM
agreement-point	$50.00	$50.00	2/23/2010 10:13:49 AM
jasmarc	$25.00	$25.00	2/23/2010 10:13:58 AM
glimmering-point	$25.00	$25.00	2/23/2010 10:22:18 AM
Fortuno_per_commodo	$50.00	$50.00	2/23/2010 10:16:26 AM
radiant-cash0	$25.00	$25.00	2/23/2010 10:16:52 AM
resource777	$25.00	$25.00	2/23/2010 10:17:36 AM
promaster84	$25.00	$25.00	2/23/2010 10:18:32 AM
3am-preacher	$25.00	$25.00	2/23/2010 10:20:08 AM
Josta	$35.73	$35.73	2/23/2010 10:41:51 AM
Speculator	$50.00	$50.00	2/23/2010 10:41:14 AM
iflyforfun	$25.00	$25.00	2/23/2010 10:44:18 AM
impeccable-transparency	$73.62	$31.27	2/23/2010 10:42:36 AM
Bob450	$25.00	$25.00	2/23/2010 10:42:52 PM
maricel10	$50.00	$50.00	2/26/2010 3:12:06 AM
Kaj	$25.00	$25.00	2/23/2010 9:59:49 AM
delicious-social132	$25.00	$25.00	2/23/2010 10:00:05 AM
bchen78875	$25.00	$25.00	2/23/2010 10:00:40 AM
Havana21	$50.00	$50.00	2/23/2010 10:01:12 AM
HHP	$25.00	$25.00	2/23/2010 10:01:22 AM
enthusiastic-balance5	$100.00	$100.00	2/23/2010 10:02:58 AM
reward-motion	$25.00	$25.00	2/23/2010 10:03:49 AM
micko	$25.00	$25.00	2/23/2010 10:03:57 AM
skuba	$25.00	$25.00	2/23/2010 10:04:07 AM
red-favorable-basis	$25.00	$25.00	2/23/2010 9:59:17 AM
friendly-worth3	$25.00	$25.00	2/23/2010 9:59:23 AM
personal-lender	$25.00	$25.00	2/23/2010 9:59:38 AM
peerlender	$30.00	$30.00	2/23/2010 10:00:32 AM
bowdish1	$100.00	$100.00	2/23/2010 10:00:52 AM
asset-professor	$75.00	$75.00	2/23/2010 10:01:41 AM
kbodendorf	$25.00	$25.00	2/23/2010 10:02:36 AM
time4aloan	$50.00	$50.00	2/23/2010 10:08:57 AM
Eagledrop	$25.00	$25.00	2/23/2010 10:03:17 AM
Microfinancer	$25.00	$25.00	2/23/2010 10:03:41 AM
note-sensation	$25.00	$25.00	2/23/2010 10:03:10 AM
gjh37	$25.00	$25.00	2/23/2010 10:10:27 AM
progressive-asset	$100.00	$100.00	2/23/2010 10:08:41 AM
bold-bright-currency	$25.00	$25.00	2/23/2010 10:08:45 AM
hitsman	$50.00	$50.00	2/23/2010 10:09:23 AM
xstreamin	$25.00	$25.00	2/23/2010 10:10:00 AM
duty-monger	$50.00	$50.00	2/23/2010 10:09:35 AM
best-deal-banker	$25.00	$25.00	2/23/2010 10:10:53 AM
torion	$25.00	$25.00	2/23/2010 10:10:41 AM
Fiimg	$50.00	$50.00	2/23/2010 10:11:33 AM
income-excellence1	$25.00	$25.00	2/23/2010 10:18:36 AM
senorzookeeper	$25.00	$25.00	2/23/2010 10:12:21 AM
gavinfh	$25.00	$25.00	2/23/2010 10:12:25 AM
KVEER	$25.00	$25.00	2/23/2010 10:12:52 AM
integrity-doctor	$50.00	$50.00	2/23/2010 10:13:16 AM
TruckerGuy	$25.00	$25.00	2/23/2010 10:21:00 AM
the-profit-oracle	$25.00	$25.00	2/23/2010 10:21:20 AM
pure-treasure7	$25.00	$25.00	2/23/2010 10:14:06 AM
market-socrates4	$25.00	$25.00	2/23/2010 10:22:44 AM
bullwink27	$25.00	$25.00	2/23/2010 10:16:47 AM
Stack23	$25.00	$25.00	2/23/2010 10:16:55 AM
mikeandcat	$50.00	$50.00	2/23/2010 10:17:11 AM
noddy	$25.00	$25.00	2/23/2010 10:18:40 AM
the-silver-blaster	$40.00	$40.00	2/23/2010 10:35:19 AM
bold-durability-drum	$25.00	$25.00	2/23/2010 10:35:38 AM
Red_b17	$25.00	$25.00	2/23/2010 10:19:16 AM
new-marketplace-lyrics	$25.00	$25.00	2/23/2010 10:20:14 AM
lisaac29	$25.00	$25.00	2/23/2010 10:20:39 AM
kindness-percolator5	$25.00	$25.00	2/23/2010 10:21:29 AM
Sam65	$25.00	$25.00	2/23/2010 10:22:48 AM
dynrep	$25.00	$25.00	2/23/2010 11:04:55 AM
jdrez	$25.00	$25.00	2/23/2010 10:35:15 AM
wise-handy-finance	$25.00	$25.00	2/23/2010 10:36:08 AM
blackstar	$25.00	$25.00	2/23/2010 3:03:34 PM
SolarMoonshine	$25.00	$25.00	2/23/2010 5:33:52 PM
grammaspurse	$25.00	$25.00	2/23/2010 6:36:34 PM
Bank_Of_XL	$50.00	$50.00	2/23/2010 11:35:50 PM
MarcusOcean	$50.00	$50.00	2/23/2010 11:31:56 PM
FinanceEngine	$25.00	$25.00	2/24/2010 5:08:09 PM
108 bids
Borrower Payment Dependent Notes Series 447696
This series of Notes was issued and sold upon the funding of the borrower loan #41140, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Feb-24-2010
				Auction end date:	Feb-27-2010

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$30.94
Final lender yield:	6.00%	Final borrower rate/APR:	7.00% / 7.34%	Final monthly payment:	$30.88

Auction yield range:	3.05% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1994	Debt/Income ratio:	14%
Basic (1-10):	10	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	4y 4m
Credit score:	720-739 (Feb-2010)	Total credit lines:	29	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$3,175	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	53%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	lovely-benefit1	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Belated Anniversary
Purpose of loan:
This loan will be used to take my lovely wife out of town for a belated anniversary. Our real anniversary was cut short by an illness and subsequent death of a close family member. I want this to be a total secret to her, and therefore am using this loan request to ensure privacy.

My financial situation:
I am a good candidate for this loan because I'm a well paid professional with good credit and timely payment history.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

selector568	$250.00	$250.00	2/24/2010 4:30:03 PM
swissbanker	$50.00	$50.00	2/26/2010 7:07:26 AM
smarva	$25.00	$25.00	2/26/2010 7:14:12 AM
marwadi-62	$200.00	$200.00	2/26/2010 6:04:56 PM
adir1	$25.00	$25.00	2/27/2010 9:29:00 AM
swiftsoul	$25.00	$25.00	2/24/2010 4:28:37 PM
blot44	$25.00	$25.00	2/24/2010 7:10:09 PM
dontscrewmeover1	$50.00	$50.00	2/24/2010 5:26:02 PM
JCPlending	$25.00	$25.00	2/24/2010 7:08:18 PM
dsparrow	$42.82	$42.82	2/24/2010 10:03:09 PM
zx12rider	$25.00	$25.00	2/24/2010 9:24:44 PM
Harpersferry	$50.00	$32.18	2/25/2010 8:33:40 AM
RandyL3	$50.00	$50.00	2/26/2010 4:50:48 AM
payout-magician	$25.00	$25.00	2/26/2010 7:29:01 AM
Hesty	$50.00	$50.00	2/26/2010 12:14:10 PM
webfeet	$25.00	$25.00	2/26/2010 10:48:59 AM
noaudgrs	$50.00	$50.00	2/26/2010 2:50:52 PM
springpanda	$25.00	$25.00	2/26/2010 9:35:48 PM
18 bids
Borrower Payment Dependent Notes Series 447990
This series of Notes was issued and sold upon the funding of the borrower loan #41102, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Feb-26-2010
				Auction end date:	Mar-05-2010

Starting lender yield:	28.00%	Starting borrower rate/APR:	29.00% / 31.63%	Starting monthly payment:	$62.86
Final lender yield:	13.00%	Final borrower rate/APR:	14.00% / 16.40%	Final monthly payment:	$51.27

Auction yield range:	11.05% - 28.00%	Estimated loss impact:	10.28%
Lender servicing fee:	1.00%	Estimated return:	2.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2006	Debt/Income ratio:	35%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	16 / 12	Length of status:	1y 9m
Credit score:	680-699 (Feb-2010)	Total credit lines:	22	Occupation:	Laborer
Now delinquent:	0	Revolving credit balance:	$1,368	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	32%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	rilesemo	Borrower's state:	Ohio	Borrower's group:	Der Polka Verein (The Polka Club)
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	23 ( 100% )	680-699 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	600-619 (Jul-2009) 580-599 (Feb-2008) 600-619 (Jul-2007) 520-539 (Apr-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Almost there, loan #
Steadily making improvements.
Every thing stat wise has improved and continues to improve.
My prosper rating has moved from a E to a D. I have never missed a payment on any of my credit accounts nor have i had any other issues.This loan would be for a citiflex line pay off. Since citi is no longer offering these accounts it is considered closed with balance. Over time they just keep lower available credit which in turn hurts my credit score, so i am just looking to remove it from my life and the interest rate isn't the greatest either so i am hoping for a win-win here. If this loan doesn't fund or the rate is awful i will just continue on the way i have and pay it off.
I am not going to BS a budget it changes from month to month. I am piece rate worker and my pay flexes but not by much. In 3 months i will be at 100% pay when the last loan funded i was at 85% and since have moved to 90%. As you can see my pay will increase and my financial situation will only get better.
I would like to see a better rate this time around. I don't need this loan but it would help. If the rate is terrible i will refuse the loan.
I have been around since october 06.I am a lender on a few loans. This would be my third loan.??I continue to lower my bills, and make improvements in my financial life.?Feel free to contact me. I will respond depending on relevance and merit.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What's the rate of your citi loan? Although you stated your income varies could you provide a detailed average income/expenses. Thanks and good luck - explorer925
A: 21.95. Im not going to BS a budget. This year my goal is 60k. As of right now i am on track. (Feb-28-2010)
Q: I noticed that you paid your previously two loans off early. How long do you expect to carry this loan? Also, now that the loan is funded, is there still a chance that you will refuse the loan? - jaesposito
A: All goes as planned 1.5-2yrs. For sure not the 3 years. If the rate is worse then my last loan YES i will refuse the loan. Again i don't need this loan. It will get me from point A to point B faster but i'm not desperate for it. Why bind myself to something worse off then what i am handling now? (Feb-28-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Aberdeen	$350.00	$350.00	2/26/2010 4:29:06 PM
jsnryn	$25.00	$25.00	3/1/2010 1:15:42 PM
Unison	$65.90	$65.90	3/3/2010 8:51:57 PM
Jinja	$45.00	$45.00	3/4/2010 10:05:59 AM
riv701	$25.00	$25.00	3/4/2010 7:18:36 PM
autoconnection	$25.00	$25.00	3/5/2010 4:51:10 AM
martymaniaman	$25.00	$16.53	3/5/2010 5:57:29 AM
OGS_Capital	$25.00	$25.00	3/5/2010 7:43:06 AM
Mikale360	$30.00	$30.00	3/5/2010 6:53:15 AM
brightest-dignified-penny	$50.00	$50.00	3/5/2010 11:05:49 AM
ScottFinance	$25.00	$25.00	3/5/2010 5:40:14 AM
Bank_of_Smitty33	$32.70	$32.70	3/5/2010 1:42:20 PM
crjmechanic	$25.00	$25.00	3/5/2010 2:15:34 PM
wild-orange	$50.00	$50.00	3/5/2010 10:55:47 AM
Silverling6	$25.00	$25.00	3/5/2010 1:51:04 PM
allbalooboy2	$25.00	$25.00	3/5/2010 2:10:31 PM
Leshan	$53.33	$53.33	3/5/2010 2:51:45 PM
Gaelicman	$142.51	$142.51	3/5/2010 3:01:19 PM
fantastic-cash	$34.36	$34.36	2/26/2010 6:03:21 PM
aschac05	$28.71	$28.71	3/1/2010 5:03:01 PM
Gandalf0001	$100.00	$100.00	3/2/2010 6:25:02 PM
atomantic	$48.43	$48.43	3/3/2010 12:08:43 AM
wild-orange	$25.00	$25.00	3/4/2010 2:16:49 PM
Tlrdlrrnch	$25.00	$25.00	3/5/2010 4:15:41 AM
Spiderman55	$25.00	$25.00	3/5/2010 8:18:35 AM
deal-dojo	$25.00	$25.00	3/5/2010 4:54:35 AM
schwhatever	$52.53	$52.53	3/5/2010 11:53:21 AM
wild-orange	$25.00	$25.00	3/5/2010 10:49:06 AM
Machbannai	$50.00	$50.00	3/5/2010 12:28:13 PM
klemer	$25.00	$25.00	3/5/2010 2:40:20 PM
30 bids
Borrower Payment Dependent Notes Series 448204
This series of Notes was issued and sold upon the funding of the borrower loan #41099, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,680.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Feb-26-2010
				Auction end date:	Mar-05-2010

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$51.98
Final lender yield:	5.75%	Final borrower rate/APR:	6.75% / 7.09%	Final monthly payment:	$51.68

Auction yield range:	3.05% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.15%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1997	Debt/Income ratio:	10%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	2y 8m
Credit score:	740-759 (Feb-2010)	Total credit lines:	29	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$41,390	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	31%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	NekHoldings	Borrower's state:	NewYork	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	8 ( 100% )	740-759 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	700-719 (Dec-2009) 740-759 (Sep-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Repeat Borrower on Prosper
Purpose of loan:

The purpose of this loan is for me to reinvest back in Prosper.?I provided my W-2s as a proof of?income?(just for my job - not the real estate investments)??to Prosper so that they will list my DTI ratio. My Prosper score is 10/10, and this loan as?a low-risk as a loan can get.

My financial situation:

I am a good candidate because I am a professional investor who is?well educated and? has a full-time?job that pays over $100K a year and real estate investment that grosses over $100K and is valued over $2 Million.

I have a high bank card utilization because I was able to get a cash advance on my credit card @?3.95% for the life of the loan which I used as a down payment to acquire another property. You can view the picture of the property in my profile. In summary, I am looking for this loan not because I actually need the $1,680 but because I want to reinvest back in Prosper and see if I can?continue to make?a business out of it. In the last couple of years I have funded over 30 loans.

I have a borrowing track record with Prosper since I obtained a loan last year and fully paid it back.

I will setup an automatic payment for the loan.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

springpanda	$25.00	$25.00	2/26/2010 9:39:18 PM
RandyL3	$33.00	$33.00	2/27/2010 7:15:38 AM
smarva	$25.00	$25.00	3/1/2010 7:31:48 AM
reflective-rupee	$25.00	$25.00	3/2/2010 7:33:47 AM
PalmerTheEmbalmer	$25.00	$25.00	3/3/2010 11:08:50 AM
bentonlending	$50.00	$50.00	3/4/2010 6:26:08 AM
Tiger6543	$25.00	$25.00	3/4/2010 2:46:11 PM
c03rc3	$25.00	$25.00	3/4/2010 6:13:24 PM
freefly67	$25.00	$25.00	3/4/2010 6:44:50 PM
Share-the-wealth	$100.00	$100.00	3/4/2010 7:53:59 PM
qkinger	$50.00	$50.00	3/4/2010 5:59:06 PM
TFAD72	$32.00	$32.00	3/4/2010 6:38:18 PM
Richmp412	$25.00	$25.00	3/5/2010 7:09:40 AM
Marco83	$51.62	$51.62	3/5/2010 7:17:00 AM
Leshan	$100.00	$100.00	3/5/2010 8:41:26 AM
mchoops21	$25.00	$25.00	3/5/2010 10:07:59 AM
axelducheck	$25.00	$25.00	3/5/2010 11:03:29 AM
mhotchan	$200.00	$181.03	3/5/2010 11:28:29 AM
Exibility-Inc	$25.00	$25.00	3/5/2010 11:19:50 AM
tokyopete23	$25.00	$25.00	3/5/2010 1:59:12 PM
knark	$25.00	$25.00	3/5/2010 12:14:28 PM
Earn_money	$25.00	$25.00	3/5/2010 2:17:26 PM
Dollars4Rent	$25.00	$25.00	3/1/2010 9:24:03 PM
dbanwart	$25.00	$25.00	3/2/2010 7:31:11 AM
Spring342	$50.00	$50.00	3/2/2010 10:51:04 AM
bull_lender	$36.00	$36.00	3/2/2010 9:04:50 PM
roxon	$25.00	$25.00	3/2/2010 9:59:12 PM
rubylender	$25.00	$25.00	3/3/2010 1:37:14 PM
Finchy78	$25.00	$25.00	3/3/2010 3:48:43 PM
soilchem	$25.00	$25.00	3/4/2010 12:21:41 AM
Google_Me	$100.00	$100.00	3/4/2010 1:15:18 PM
scientists	$25.00	$25.00	3/4/2010 3:35:41 PM
gjm6d	$25.00	$25.00	3/5/2010 6:11:19 AM
dma1206	$25.00	$25.00	3/4/2010 5:35:36 PM
JM-Sarawak	$25.00	$25.00	3/5/2010 6:25:08 AM
dbanwart	$25.00	$25.00	3/5/2010 8:08:32 AM
Octamer	$50.00	$50.00	3/5/2010 10:36:47 AM
julijask	$35.00	$35.00	3/5/2010 2:39:12 PM
JaceSpade	$25.00	$25.00	3/5/2010 10:11:07 AM
lenderrn	$61.35	$61.35	3/5/2010 10:34:17 AM
investmentgroup	$25.00	$25.00	3/5/2010 11:07:08 AM
zxr	$25.00	$25.00	3/5/2010 2:37:08 PM
Sam40	$25.00	$25.00	3/5/2010 11:45:54 AM
mobius_titan	$25.00	$25.00	3/5/2010 1:02:19 PM
44 bids
Borrower Payment Dependent Notes Series 448910
This series of Notes was issued and sold upon the funding of the borrower loan #41105, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Mar-04-2010
				Auction end date:	Mar-06-2010

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$184.63
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$181.91

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2002	Debt/Income ratio:	44%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 9	Length of status:	2y 4m
Credit score:	640-659 (Mar-2010)	Total credit lines:	20	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$1,404	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	28%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	shorty842001	Borrower's state:	California	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	26 ( 100% )	640-659 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	600-619 (Aug-2009) 600-619 (Nov-2007) 520-539 (Nov-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Buying new furniture for my family
I am requesting a loan to be able to?buy my family new furniture and to take a family vacation. I just used my tax return to pay off all my?debt and would now like to spoil my family a little bit. I have borrowed from prosper before and just paid my loan off. I have worked full time?for two and a half?years now at Quality Property Management. And started a second job?a year ago as a care giver. This loan would not be difficult to pay off. I would probably even have it paid off before the date that it has to be paid off by. Thank you for considering and I?appreciate your help.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Banker7371	$25.00	$25.00	3/4/2010 4:03:26 PM
brutusbone	$25.00	$25.00	3/4/2010 4:04:52 PM
dime-neutron	$25.00	$25.00	3/4/2010 4:05:35 PM
Hokiemon	$25.00	$25.00	3/4/2010 4:05:47 PM
mtandb	$25.00	$25.00	3/4/2010 4:06:10 PM
fareast_man	$25.00	$25.00	3/4/2010 4:06:19 PM
brother_tam	$50.00	$50.00	3/4/2010 4:06:32 PM
mizon291	$50.00	$50.00	3/4/2010 4:07:06 PM
yeti888	$25.00	$25.00	3/4/2010 4:09:11 PM
shiny-dollar9	$25.00	$25.00	3/4/2010 4:09:27 PM
seisen	$50.00	$50.00	3/4/2010 4:09:32 PM
jonbozeman	$25.00	$25.00	3/4/2010 4:09:56 PM
srthsvghdthtr	$25.00	$25.00	3/4/2010 4:17:38 PM
SBT	$25.00	$25.00	3/4/2010 4:03:45 PM
traveler50	$25.00	$25.00	3/4/2010 4:05:59 PM
Streetfighter	$25.00	$25.00	3/4/2010 4:06:08 PM
dedicated-diversification5	$30.07	$30.07	3/4/2010 4:06:37 PM
Artist_Blue	$25.00	$25.00	3/4/2010 4:06:56 PM
jlr613	$25.00	$25.00	3/4/2010 4:07:27 PM
oldmora	$50.00	$50.00	3/4/2010 4:09:33 PM
zipemdown	$25.00	$25.00	3/4/2010 4:10:24 PM
steely_dan34	$25.00	$25.00	3/4/2010 4:10:32 PM
dollardave	$100.00	$100.00	3/4/2010 4:33:26 PM
nrowland	$25.00	$25.00	3/4/2010 4:04:04 PM
johnayan	$25.00	$25.00	3/4/2010 4:04:28 PM
elegant-loot	$25.00	$25.00	3/4/2010 4:04:30 PM
rvfbroker	$25.00	$25.00	3/4/2010 4:04:33 PM
balanced-balance6	$25.00	$25.00	3/4/2010 4:04:35 PM
kc8fot	$25.00	$25.00	3/4/2010 4:05:44 PM
eronyc	$25.00	$25.00	3/4/2010 4:05:56 PM
note-tent	$25.00	$25.00	3/4/2010 4:06:01 PM
decisive-capital	$50.00	$50.00	3/4/2010 4:06:44 PM
silver-computer2	$25.00	$25.00	3/4/2010 4:06:49 PM
munoz44	$25.00	$25.00	3/4/2010 4:07:32 PM
CA_Lender	$25.00	$25.00	3/4/2010 4:08:07 PM
social-conductor4	$25.00	$25.00	3/4/2010 4:09:06 PM
AF-Chief	$28.00	$28.00	3/4/2010 4:09:35 PM
play_ultimate	$25.00	$25.00	3/4/2010 4:09:57 PM
wise-courageous-social	$25.00	$25.00	3/4/2010 4:10:19 PM
natural-greenback6	$25.00	$25.00	3/4/2010 4:10:27 PM
greatwhiteninja	$25.00	$25.00	3/4/2010 4:10:30 PM
heavenly-justice9	$50.00	$50.00	3/4/2010 4:10:35 PM
asset-professor	$25.00	$25.00	3/4/2010 4:10:39 PM
shawnw2	$50.00	$50.00	3/4/2010 4:18:32 PM
reflective-rupee	$25.00	$25.00	3/4/2010 9:04:27 PM
JustMee	$25.00	$25.00	3/4/2010 9:35:59 PM
CoolPlexer	$25.00	$25.00	3/5/2010 8:48:21 AM
dbanwart	$25.00	$25.00	3/5/2010 8:20:04 AM
euro-jet	$25.00	$25.00	3/5/2010 9:55:11 AM
micsupra	$58.35	$58.35	3/5/2010 8:30:58 PM
maricel10	$50.00	$50.00	3/6/2010 2:37:08 AM
Jim33	$25.00	$25.00	3/5/2010 8:05:50 PM
GreenNotes	$36.00	$36.00	3/4/2010 4:03:33 PM
w3alter	$50.00	$50.00	3/4/2010 4:03:51 PM
money-vista	$25.00	$25.00	3/4/2010 4:04:06 PM
MARWARISETH	$25.00	$25.00	3/4/2010 4:04:21 PM
beezling	$52.00	$52.00	3/4/2010 4:04:25 PM
kidsskipp	$25.00	$25.00	3/4/2010 4:06:06 PM
dinero-mason	$50.00	$50.00	3/4/2010 4:06:26 PM
valiant-liberty4	$25.00	$25.00	3/4/2010 4:07:04 PM
FeedTheMachine	$200.00	$200.00	3/4/2010 4:07:11 PM
108lender	$75.00	$75.00	3/4/2010 4:07:22 PM
bountiful-bazaar	$25.00	$25.00	3/4/2010 4:07:45 PM
martinnc	$25.00	$25.00	3/4/2010 4:08:33 PM
investment-tempo	$25.00	$25.00	3/4/2010 4:09:24 PM
Kaj	$25.00	$25.00	3/4/2010 4:09:30 PM
autonomous-truth	$25.00	$25.00	3/4/2010 4:09:36 PM
mdf	$25.66	$25.66	3/4/2010 4:09:54 PM
helping-out	$25.00	$25.00	3/4/2010 4:10:20 PM
charming-dime	$25.00	$25.00	3/4/2010 4:03:36 PM
PaulHenry	$25.00	$25.00	3/4/2010 4:03:38 PM
entertaining-greenback2	$25.00	$25.00	3/4/2010 4:03:49 PM
unassuming-reward	$25.00	$25.00	3/4/2010 4:03:53 PM
Aberdeen	$350.00	$350.00	3/4/2010 4:19:48 PM
flipnsf	$25.00	$25.00	3/4/2010 4:08:41 PM
trimwork99	$25.00	$25.00	3/4/2010 4:08:53 PM
GatorBux	$25.00	$25.00	3/4/2010 4:09:13 PM
randsenterprise	$25.00	$25.00	3/4/2010 4:10:04 PM
momoney2lend	$25.00	$25.00	3/4/2010 4:10:23 PM
skuba	$25.00	$16.92	3/4/2010 4:10:44 PM
MicroL	$25.00	$25.00	3/4/2010 4:03:30 PM
love_what_you_do	$25.00	$25.00	3/4/2010 4:03:55 PM
direct-yield	$25.00	$25.00	3/4/2010 4:04:00 PM
radforj22	$25.00	$25.00	3/4/2010 4:04:02 PM
IIP77	$25.00	$25.00	3/4/2010 4:04:09 PM
rpatusa	$25.00	$25.00	3/4/2010 4:04:40 PM
icecoldcash	$25.00	$25.00	3/4/2010 4:04:49 PM
KevinC_63366	$25.00	$25.00	3/4/2010 4:05:41 PM
GrooveBiz	$50.00	$50.00	3/4/2010 4:06:03 PM
Buffer10	$100.00	$100.00	3/4/2010 4:06:29 PM
whynormal	$25.00	$25.00	3/4/2010 4:06:53 PM
Sateesh	$100.00	$100.00	3/4/2010 4:07:08 PM
dollar-birdie	$25.00	$25.00	3/4/2010 4:08:30 PM
szetheli	$153.00	$153.00	3/4/2010 6:28:45 PM
dime-reaction	$25.00	$25.00	3/4/2010 4:08:54 PM
gold-sushi	$25.00	$25.00	3/4/2010 4:09:22 PM
desertoasis	$25.00	$25.00	3/4/2010 4:09:37 PM
ouyangers	$25.00	$25.00	3/4/2010 4:09:51 PM
WalnutCreekguy	$25.00	$25.00	3/4/2010 4:10:22 PM
friendly-worth3	$25.00	$25.00	3/4/2010 4:10:29 PM
burrito6	$25.00	$25.00	3/4/2010 4:10:33 PM
mg6619	$25.00	$25.00	3/4/2010 4:10:37 PM
greenwell	$25.00	$25.00	3/4/2010 4:10:43 PM
UCLA4life	$25.00	$25.00	3/4/2010 4:36:09 PM
dcm6276	$25.00	$25.00	3/5/2010 7:07:42 AM
SolarMoonshine	$50.00	$50.00	3/4/2010 5:46:50 PM
Bob450	$50.00	$50.00	3/4/2010 8:20:07 PM
foothillender	$25.00	$25.00	3/5/2010 7:39:39 AM
LT-Loans	$25.00	$25.00	3/5/2010 9:38:48 AM
charming-point	$300.00	$300.00	3/5/2010 2:36:37 PM
investment-daydream	$75.00	$75.00	3/5/2010 5:25:00 PM
allbalooboy2	$50.00	$50.00	3/5/2010 8:20:29 PM
Laima	$25.00	$25.00	3/5/2010 6:15:43 PM
Onlyhappycustomers	$25.00	$25.00	3/5/2010 7:39:11 PM
114 bids
Borrower Payment Dependent Notes Series 448924
This series of Notes was issued and sold upon the funding of the borrower loan #41128, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,900.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Mar-04-2010
				Auction end date:	Mar-07-2010

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 15.14%	Starting monthly payment:	$97.71
Final lender yield:	12.00%	Final borrower rate/APR:	13.00% / 15.14%	Final monthly payment:	$97.71

Auction yield range:	4.04% - 12.00%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2002	Debt/Income ratio:	22%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 10	Length of status:	1y 7m
Credit score:	740-759 (Mar-2010)	Total credit lines:	18	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$234	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	ChrisLoans2You	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	740-759 (Latest)
Principal borrowed:	$2,900.00	< mo. late:	0 ( 0% )	760-779 (Jul-2009) 740-759 (Sep-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	4
Description
Solid Loan for your portfolio.
Ok sharks you got me to list at a higher rate. This is a locked in, will pay on time loan. I have previously taken out a loan on Propser for $2900 which I made payment on for about?4-5 months and then paid off the balance in full. I will keep this loan for a minimum of 1 year, but maybe the full term. I do like to pay off debt quickly if I can.

My financial situation:
I am a good candidate for this loan because?
I have a low cost of living and and my job is not in jeapardy.
I worked very hard to rebuild my credit from my youthful mistakes and will not ruin it.
I am a family man who makes it a priority to pay bills.
I check my credit regularly to ensure it is perfect and accurate
I have 45% equity in my home ($108,000) conservative equity estimate
$2000 in the bank.
I am due for a salary?increase in Sep 2010

The loan will be paid back, period. I have been burned by a few borrowers on here and I know how it feels to see a loan go bad. I will not do that to anyone. I will set up my payments on auto draft.

**The "judgement" on my credit history is from a work accident in 2003. The insurance company was supposed to send payment for the bill and they delayed. I was persistent, but got caught up in the red tape and they did not pay until 1 week after the judgement was rendered. I worked hard to get it removed, 2 bureaus removed it, but not Experian. The ammount was negligible ($325).

** Prosper may be showing I do not own a home. I am going to fax in my paperwork so hopefully that will be updated correctly. I do own a home, but recently refinanced which may explain why it is not showing up yet. I own a home valued conservatively at 239,000 and I owe 131,000 30 years at 4.875%

I owe around $1700 on a $25,000 2007 Ford Edge, which I am ahead on my payments and do not need to pay until Jan 2011.
I was in a car accident in Novemenr and had to get rid of my paid off beater and got a 2010 Civic. I owe $15,000 on it@ 2.9%
I think I should be an AA rating, but I made?some recent?inquiries and a new car, home refinancing which knocked me down to A

I am currently working full time as well as taking?12 college credits this semester.
My net salary pay is?$1254 bi weekly?weeks plus once a month?I get a mileage check and health insurance reimbursement monthy (around $400 net)
My company is also generous enough to give us a nice?holiday bonus, and I do make some?signifigant extra cash on the side doing various things.

This loan is a solid one for your portfolio, it will get paid back over time, providing you with a solid?flow of interest and principal?coming in.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

elegant-loot	$25.00	$25.00	3/4/2010 4:17:24 PM
CallMeBen	$50.00	$50.00	3/4/2010 4:10:17 PM
lowcostmoney	$26.00	$26.00	3/4/2010 4:31:03 PM
Bender	$46.76	$46.76	3/4/2010 4:31:13 PM
ekmendenhall	$35.00	$35.00	3/4/2010 4:32:04 PM
lucrative-loan	$50.00	$50.00	3/4/2010 4:34:10 PM
umwol13	$50.00	$50.00	3/4/2010 4:25:13 PM
benevolent-reward	$25.00	$25.00	3/4/2010 4:26:40 PM
affluence-tulip	$100.00	$100.00	3/4/2010 4:28:26 PM
orange-finance-banker	$25.00	$25.00	3/4/2010 4:29:17 PM
Moneypenny6	$25.00	$25.00	3/4/2010 7:29:10 PM
JustMee	$25.00	$25.00	3/4/2010 9:35:29 PM
wphmd	$25.00	$25.00	3/4/2010 4:19:30 PM
FinDoc	$25.00	$25.00	3/4/2010 4:31:56 PM
ONECENTATATIME	$30.00	$30.00	3/5/2010 5:29:40 AM
sharp-return7	$26.00	$26.00	3/4/2010 10:12:44 PM
RandyL3	$33.00	$33.00	3/5/2010 3:27:05 AM
napoleon1168	$25.00	$25.00	3/4/2010 10:35:44 PM
Jinja	$50.00	$50.00	3/5/2010 9:35:35 AM
the-profit-oracle	$25.00	$25.00	3/5/2010 11:00:28 AM
BoughtTheFarm	$25.00	$25.00	3/5/2010 11:07:23 AM
building_community	$50.00	$50.00	3/5/2010 12:29:57 PM
vutah	$25.00	$25.00	3/5/2010 1:04:20 PM
lucrative-loan	$50.00	$50.00	3/5/2010 12:09:26 PM
drcoop	$25.00	$25.00	3/5/2010 4:04:04 PM
TheSmartAtheist	$25.00	$25.00	3/5/2010 11:03:36 AM
RoccoLoan	$25.00	$25.00	3/5/2010 12:37:07 PM
Finchy78	$25.00	$25.00	3/5/2010 4:11:16 PM
genuine-diversification5	$25.00	$25.00	3/5/2010 4:42:12 PM
marwadi-62	$100.00	$100.00	3/5/2010 6:13:33 PM
magilla91	$25.00	$25.00	3/5/2010 6:48:41 PM
gmf	$25.00	$25.00	3/5/2010 8:32:58 PM
cash-widget	$25.00	$25.00	3/5/2010 6:50:05 PM
minista	$25.00	$25.00	3/5/2010 10:18:59 PM
ThisCatWillHelp	$100.00	$100.00	3/6/2010 3:54:43 PM
JKKCapital	$25.00	$25.00	3/6/2010 5:35:59 AM
chibear34	$25.00	$25.00	3/6/2010 5:39:50 AM
capital-relief4	$50.00	$43.75	3/7/2010 6:03:33 AM
6mtg35	$150.00	$150.00	3/6/2010 4:11:23 PM
Rattlehead	$75.00	$75.00	3/4/2010 4:28:29 PM
sagemoto	$25.00	$25.00	3/4/2010 4:26:47 PM
word140	$25.00	$25.00	3/4/2010 6:17:17 PM
Maxmarcus	$25.00	$25.00	3/4/2010 4:29:11 PM
felicity-loyalist0	$40.00	$40.00	3/4/2010 7:43:06 PM
imlosttoo	$50.00	$50.00	3/5/2010 1:17:19 AM
sks1	$25.00	$25.00	3/4/2010 4:28:04 PM
louisprima	$100.00	$100.00	3/4/2010 4:31:49 PM
qkinger	$50.00	$50.00	3/4/2010 6:15:23 PM
KapitalX	$30.00	$30.00	3/5/2010 8:22:16 AM
FjLenders	$50.03	$50.03	3/5/2010 11:04:30 AM
income-fortress	$50.00	$50.00	3/5/2010 6:12:47 AM
Jinja	$50.00	$50.00	3/5/2010 9:35:51 AM
Mav26	$163.21	$163.21	3/5/2010 8:13:57 AM
ujiba	$25.00	$25.00	3/5/2010 9:35:02 AM
DeltaComputerGuy	$43.55	$43.55	3/5/2010 2:42:27 PM
WilliamLeeSims	$25.00	$25.00	3/5/2010 11:05:37 AM
iijaejaeii	$75.00	$75.00	3/5/2010 2:12:12 PM
gain-seagull9	$50.00	$50.00	3/5/2010 11:42:01 AM
curveylady	$25.00	$25.00	3/6/2010 4:26:33 AM
heng2x	$50.00	$50.00	3/5/2010 10:13:48 PM
spiff666	$25.00	$25.00	3/6/2010 2:39:56 PM
reflective-rupee	$50.00	$50.00	3/6/2010 8:32:04 AM
maplehouse	$25.00	$25.00	3/6/2010 8:33:52 AM
desibhai	$62.70	$62.70	3/6/2010 10:53:26 AM
GarciaCompany	$25.00	$25.00	3/6/2010 1:15:20 PM
credit-panda1	$25.00	$25.00	3/6/2010 1:24:26 PM
credit-coach118	$45.00	$45.00	3/6/2010 8:42:01 PM
Luv2Bless	$50.00	$50.00	3/7/2010 4:43:10 AM
68 bids
Borrower Payment Dependent Notes Series 449110
This series of Notes was issued and sold upon the funding of the borrower loan #41108, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,550.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Mar-05-2010
				Auction end date:	Mar-07-2010

Starting lender yield:	13.00%	Starting borrower rate/APR:	14.00% / 14.35%	Starting monthly payment:	$155.51
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$140.70

Auction yield range:	3.04% - 13.00%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-2000	Debt/Income ratio:	27%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 7	Length of status:	5y 5m
Credit score:	780-799 (Mar-2010)	Total credit lines:	27	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$59,523	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	64%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	guitarjrb	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	1 ( 100% )	780-799 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	780-799 (Jan-2010) 780-799 (Dec-2009)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	1
Description
2nd Loan: Still Restructuring debt
I currently have a base pay of $80,000(raise next month!) and a fairly high DTI. Despite this, I have maintained a high credit score and have never defaulted nor been late on a debt. I am a homeowner and remain in a stable career as a computer administrator on a federal contract. This is my second prosper loan. The first of which was paid off early. I paid off a retail card in the amount of $900.00. This loan will be used to pay off half of my Discover card which has an interest rate of about %17. I would like to also thank everyone who bid my first loan down to a great interest rate. This is such a great community. I enjoy paying my interest costs to the Prosper community rather than the credit card company's who attack good customers by raising rates. I will continue my debt journey until I have 0 debt.

Net Pay is $4800/m
Expenses total $3370/m

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

dollar-birdie	$50.00	$50.00	3/5/2010 4:45:37 PM
inspired-contract9	$50.00	$50.00	3/5/2010 4:46:26 PM
hawaiiangirl76	$25.00	$25.00	3/5/2010 4:47:13 PM
ITGuy	$25.00	$25.00	3/5/2010 4:48:40 PM
rmachi	$25.00	$25.00	3/5/2010 4:48:59 PM
KiwiElf	$30.00	$30.00	3/5/2010 4:49:05 PM
Philolend	$25.00	$25.00	3/5/2010 4:46:45 PM
Banker7371	$25.00	$25.00	3/5/2010 4:46:48 PM
desertoasis	$25.00	$25.00	3/5/2010 4:47:05 PM
safe-payment8	$25.00	$25.00	3/5/2010 4:47:21 PM
Eagledrop	$25.00	$25.00	3/5/2010 4:47:26 PM
grampy48	$25.00	$25.00	3/5/2010 4:47:58 PM
Okeey	$25.00	$25.00	3/5/2010 4:48:21 PM
jeffpac	$55.00	$55.00	3/5/2010 4:57:53 PM
lloyd_s	$25.00	$25.00	3/5/2010 4:58:25 PM
skuba	$50.00	$50.00	3/5/2010 4:45:55 PM
important-ore	$100.00	$100.00	3/5/2010 4:46:03 PM
unassuming-reward	$25.00	$25.00	3/5/2010 4:46:17 PM
webfeet	$25.00	$25.00	3/5/2010 4:46:39 PM
bradny	$25.00	$25.00	3/5/2010 4:46:55 PM
forthright-dedication	$25.00	$25.00	3/5/2010 4:46:59 PM
bedframe	$25.00	$25.00	3/5/2010 4:47:37 PM
satisfying-durability	$25.00	$25.00	3/5/2010 4:49:14 PM
lendersf	$95.00	$95.00	3/5/2010 5:02:02 PM
economy-association	$25.00	$25.00	3/5/2010 5:02:39 PM
GElender	$50.00	$50.00	3/5/2010 4:51:19 PM
Goodlender42	$25.00	$25.00	3/5/2010 5:03:20 PM
credit-force5	$25.00	$25.00	3/5/2010 5:00:16 PM
mlopez2007	$25.00	$25.00	3/5/2010 5:00:27 PM
rolandweary	$30.00	$30.00	3/5/2010 5:01:57 PM
Phantom99	$25.00	$25.00	3/5/2010 5:03:02 PM
djs81	$25.00	$25.00	3/5/2010 5:03:46 PM
meenan	$25.00	$25.00	3/5/2010 5:10:54 PM
wampum-reaction2	$25.00	$25.00	3/5/2010 5:00:20 PM
rosie777	$25.00	$25.00	3/5/2010 5:19:55 PM
PittsburghCapital	$25.00	$25.00	3/5/2010 5:12:12 PM
jchix	$25.00	$25.00	3/5/2010 5:12:43 PM
interstellar	$25.00	$25.00	3/5/2010 6:38:44 PM
micko	$25.00	$25.00	3/5/2010 7:58:21 PM
friendly-worth3	$25.00	$25.00	3/5/2010 7:58:28 PM
loanfairy	$25.00	$25.00	3/5/2010 7:58:52 PM
trustworthy-finance6	$25.00	$25.00	3/5/2010 7:59:32 PM
junctionking	$25.00	$25.00	3/5/2010 6:27:18 PM
moneyfriend	$50.00	$50.00	3/5/2010 5:10:10 PM
rate-raker3	$25.00	$25.00	3/5/2010 7:58:14 PM
elgollo	$25.00	$25.00	3/5/2010 7:58:22 PM
market-builder	$25.00	$25.00	3/5/2010 7:58:44 PM
gentle-gold	$25.00	$25.00	3/6/2010 5:43:36 AM
leodaguy	$25.00	$25.00	3/5/2010 5:13:28 PM
cwswdh	$25.00	$25.00	3/5/2010 10:54:26 PM
credit-coach118	$30.10	$30.10	3/6/2010 7:48:28 AM
tokyopete23	$25.00	$25.00	3/5/2010 7:00:18 PM
resource777	$25.00	$25.00	3/5/2010 7:58:30 PM
Cai8899	$75.00	$75.00	3/5/2010 7:59:05 PM
don8ter	$27.43	$27.43	3/6/2010 9:08:14 AM
HealthAndSafety	$100.00	$100.00	3/6/2010 1:24:09 PM
LandE2BG	$25.00	$25.00	3/6/2010 9:18:18 AM
SDNLR	$25.00	$20.60	3/6/2010 9:18:42 AM
BankofBen	$25.00	$25.00	3/6/2010 12:22:28 AM
peb44	$25.00	$25.00	3/6/2010 5:28:23 AM
jmainc	$25.00	$25.00	3/6/2010 10:14:50 AM
asset-professor	$100.00	$100.00	3/5/2010 4:45:51 PM
mikeandcat	$100.00	$100.00	3/5/2010 4:46:10 PM
skvat	$25.00	$25.00	3/5/2010 4:46:30 PM
silver-computer2	$50.00	$50.00	3/5/2010 4:47:02 PM
fightinjoe	$25.00	$25.00	3/5/2010 4:47:09 PM
engaging-worth	$30.00	$30.00	3/5/2010 4:47:43 PM
bchen78875	$50.00	$50.00	3/5/2010 4:48:05 PM
kenji4861	$25.00	$25.00	3/5/2010 4:53:29 PM
Castellan	$25.00	$25.00	3/5/2010 4:47:31 PM
anton	$150.00	$150.00	3/5/2010 4:48:54 PM
Cheburashka	$30.00	$30.00	3/5/2010 4:49:22 PM
delicious-social132	$40.00	$40.00	3/5/2010 4:58:29 PM
radforj22	$25.00	$25.00	3/5/2010 4:58:47 PM
flexible-value	$31.00	$31.00	3/5/2010 4:58:50 PM
Microfinancer	$25.00	$25.00	3/5/2010 4:45:49 PM
woodenshoes	$25.00	$25.00	3/5/2010 4:53:50 PM
wormdc	$25.00	$25.00	3/5/2010 4:46:34 PM
Artist_Blue	$25.00	$25.00	3/5/2010 4:48:15 PM
buckyhead2000	$25.00	$25.00	3/5/2010 4:49:25 PM
kulender	$25.00	$25.00	3/5/2010 4:57:47 PM
HHP	$25.00	$25.00	3/5/2010 4:58:36 PM
senorzookeeper	$25.00	$25.00	3/5/2010 5:00:39 PM
Zanch	$25.00	$25.00	3/5/2010 5:03:25 PM
helping-out	$25.00	$25.00	3/5/2010 5:03:29 PM
reflective-deal8	$50.00	$50.00	3/5/2010 4:58:42 PM
honorable-yield	$75.00	$75.00	3/5/2010 5:00:22 PM
clean-loyalty	$25.00	$25.00	3/5/2010 5:12:21 PM
bonus-adventure3	$25.00	$25.00	3/5/2010 5:01:31 PM
srgriff	$25.00	$25.00	3/5/2010 5:10:00 PM
meux99	$25.00	$25.00	3/5/2010 5:21:01 PM
platinum-platoon	$25.00	$25.00	3/5/2010 5:03:42 PM
Money2Lend_U	$500.00	$500.00	3/5/2010 5:12:16 PM
gauss02	$25.00	$25.00	3/5/2010 5:12:39 PM
red-favorable-basis	$25.00	$25.00	3/5/2010 6:17:35 PM
gain-seagull9	$25.00	$25.00	3/5/2010 5:13:12 PM
hope-legend4	$25.00	$25.00	3/5/2010 6:57:34 PM
DadWarbucks	$25.00	$25.00	3/5/2010 5:20:58 PM
note-sensation	$25.00	$25.00	3/5/2010 7:58:29 PM
systemlender	$25.00	$25.00	3/5/2010 5:52:29 PM
PaulHenry	$25.00	$25.00	3/5/2010 8:17:33 PM
crawfingers	$25.00	$25.00	3/5/2010 7:58:11 PM
lean-velocity	$25.00	$25.00	3/5/2010 7:58:18 PM
scottr	$25.00	$25.00	3/6/2010 12:22:25 AM
Billfred	$25.00	$25.00	3/5/2010 5:11:40 PM
RandyL3	$33.00	$33.00	3/5/2010 5:12:35 PM
thedoctor	$59.00	$59.00	3/5/2010 9:33:28 PM
MoneyMA	$25.00	$25.00	3/6/2010 5:12:19 AM
bigmoyo	$25.00	$25.00	3/6/2010 6:07:42 AM
soulwork	$25.00	$25.00	3/6/2010 8:02:15 AM
CorMDNY	$25.00	$25.00	3/6/2010 8:02:38 AM
HUNTER599673	$25.00	$25.00	3/5/2010 7:42:23 PM
kindness-percolator5	$25.00	$25.00	3/5/2010 7:58:23 PM
capital-futurist	$25.00	$25.00	3/5/2010 7:58:32 PM
Kaj	$25.00	$25.00	3/5/2010 7:59:24 PM
community-saver158	$25.00	$25.00	3/6/2010 9:08:01 AM
IceFisherman	$95.40	$95.40	3/6/2010 1:28:27 PM
julijask	$28.12	$28.12	3/6/2010 2:57:26 PM
refined-income7	$25.00	$25.00	3/6/2010 4:57:23 AM
balance6	$25.00	$25.00	3/6/2010 7:02:20 AM
teller	$40.35	$40.35	3/6/2010 9:18:13 AM
kirkjerk	$25.00	$25.00	3/6/2010 9:18:36 AM
LendAHand24	$25.00	$25.00	3/6/2010 1:33:44 PM
123 bids
Borrower Payment Dependent Notes Series 447255
This series of Notes was issued and sold upon the funding of the borrower loan #41131, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Feb-22-2010
				Auction end date:	Feb-23-2010

Starting lender yield:	13.00%	Starting borrower rate/APR:	14.00% / 16.16%	Starting monthly payment:	$136.71
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$127.57

Auction yield range:	4.05% - 13.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2002	Debt/Income ratio:	10%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 6	Length of status:	2y 8m
Credit score:	700-719 (Feb-2010)	Total credit lines:	10	Occupation:	Medical Technician
Now delinquent:	0	Revolving credit balance:	$12,316	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	compassion-pouch	Borrower's state:	Delaware	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need your help consolidating debt
Thanks for the consideration in the loan, the purposes of this loan will be to consolidate some credit I've piled on various credit cards after graduating college. I'm a good candidate for you to invest in because of three fundamental details:
(1) You will see my credit report is clean with no late payments or delinquencies
(2) I've been working in a steady full-time job in a hospital since graduation and
(3) I will be able to pay this loan back without issue as my other finances are limited to just the credit card payment I have and rent (which includes all utilities) which is only $500 a month.

Please feel free to inquiry for more details and I will respond ASAP.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

steely_dan34	$25.00	$25.00	2/22/2010 4:11:16 PM
bold-durability-drum	$25.00	$25.00	2/22/2010 4:16:55 PM
lean-velocity	$25.00	$25.00	2/22/2010 4:24:13 PM
skuba	$50.00	$50.00	2/22/2010 4:29:19 PM
personal-lender	$25.00	$25.00	2/22/2010 4:30:34 PM
Speculator	$50.00	$50.00	2/22/2010 4:31:49 PM
flexible-value	$26.00	$26.00	2/22/2010 4:30:07 PM
lloyd_s	$25.00	$25.00	2/22/2010 4:31:23 PM
delicious-social132	$25.00	$25.00	2/22/2010 4:31:37 PM
peerlender	$30.00	$30.00	2/22/2010 4:32:16 PM
bchen78875	$25.00	$25.00	2/22/2010 4:32:28 PM
kulender	$25.00	$25.00	2/22/2010 4:33:26 PM
Havana21	$50.00	$50.00	2/22/2010 4:33:37 PM
micko	$25.00	$25.00	2/22/2010 4:33:55 PM
natural-greenback6	$25.00	$25.00	2/22/2010 4:35:31 PM
keyfig	$50.00	$50.00	2/22/2010 4:35:51 PM
inspired-contract9	$25.00	$25.00	2/22/2010 4:36:36 PM
enthusiastic-balance5	$100.00	$100.00	2/22/2010 4:36:44 PM
Eagledrop	$25.00	$25.00	2/22/2010 4:37:03 PM
Tradesmanlender	$25.00	$25.00	2/22/2010 4:39:50 PM
Microfinancer	$25.00	$25.00	2/22/2010 4:38:33 PM
peripatetic	$25.00	$25.00	2/22/2010 4:44:23 PM
drummer427	$25.00	$25.00	2/22/2010 4:47:06 PM
desertoasis	$50.00	$50.00	2/22/2010 4:45:02 PM
PatRichi	$25.00	$25.00	2/22/2010 4:47:21 PM
Josta	$50.00	$50.00	2/22/2010 4:49:55 PM
thegreatone	$45.55	$45.55	2/22/2010 4:48:22 PM
superchicken	$25.00	$25.00	2/22/2010 4:49:26 PM
sas19	$25.00	$25.00	2/22/2010 4:49:38 PM
BlindJoeDeath	$25.00	$25.00	2/22/2010 4:51:31 PM
nuclearmoose	$25.00	$25.00	2/22/2010 4:51:42 PM
kegs	$100.00	$100.00	2/22/2010 4:51:45 PM
wampum-proton	$25.00	$25.00	2/22/2010 4:53:08 PM
radforj22	$25.00	$25.00	2/22/2010 4:57:52 PM
Cherrypicker06	$25.00	$25.00	2/22/2010 4:55:46 PM
webfeet	$25.00	$25.00	2/22/2010 4:56:01 PM
progressive-asset	$100.00	$100.00	2/22/2010 4:58:54 PM
bold-bright-currency	$25.00	$25.00	2/22/2010 4:59:09 PM
credit-kahuna	$100.00	$55.83	2/22/2010 4:59:59 PM
dpries123	$25.00	$25.00	2/23/2010 9:51:01 AM
the-profit-oracle	$25.00	$25.00	2/23/2010 12:57:53 PM
bankofsam	$25.00	$25.00	2/22/2010 4:11:25 PM
tlam168	$50.00	$50.00	2/22/2010 4:11:46 PM
divedude	$25.00	$25.00	2/22/2010 4:13:37 PM
wise-handy-finance	$25.00	$25.00	2/22/2010 4:20:00 PM
Artist_Blue	$25.00	$25.00	2/22/2010 4:16:41 PM
kenji4861	$25.00	$25.00	2/22/2010 4:24:07 PM
dollar-birdie	$50.00	$50.00	2/22/2010 4:29:07 PM
red-favorable-basis	$25.00	$25.00	2/22/2010 4:29:51 PM
friendly-worth3	$25.00	$25.00	2/22/2010 4:30:25 PM
Kaj	$25.00	$25.00	2/22/2010 4:31:06 PM
Cai8899	$50.00	$50.00	2/22/2010 4:31:55 PM
don8ter	$25.00	$25.00	2/22/2010 4:34:28 PM
bowdish1	$100.00	$100.00	2/22/2010 4:33:03 PM
HHP	$25.00	$25.00	2/22/2010 4:33:48 PM
asset-professor	$75.00	$75.00	2/22/2010 4:34:22 PM
honorable-yield	$50.00	$50.00	2/22/2010 4:34:43 PM
heavenly-justice9	$75.00	$75.00	2/22/2010 4:35:00 PM
note-sensation	$25.00	$25.00	2/22/2010 4:37:00 PM
kmr2	$200.00	$200.00	2/22/2010 4:35:15 PM
jeffpac	$55.00	$55.00	2/22/2010 4:35:23 PM
ddibernardo	$25.00	$25.00	2/22/2010 4:37:23 PM
kbodendorf	$25.00	$25.00	2/22/2010 4:36:09 PM
forthright-dedication	$25.00	$25.00	2/22/2010 4:36:19 PM
Cr_Sunset	$25.00	$25.00	2/22/2010 4:36:26 PM
reward-motion	$25.00	$25.00	2/22/2010 4:38:44 PM
smart-return	$25.00	$25.00	2/22/2010 4:37:43 PM
tallmon	$25.00	$25.00	2/22/2010 4:38:02 PM
dollar-oracle55	$25.00	$25.00	2/22/2010 4:38:16 PM
transparency-giant	$25.46	$25.46	2/22/2010 4:39:20 PM
KiwiElf	$25.00	$25.00	2/22/2010 4:40:34 PM
AF-Chief	$27.00	$27.00	2/22/2010 4:43:52 PM
buckyhead2000	$25.00	$25.00	2/22/2010 4:45:14 PM
brazilofmux	$50.16	$50.16	2/22/2010 4:47:45 PM
VBAces	$75.00	$75.00	2/22/2010 4:46:17 PM
zyztemboy	$25.00	$25.00	2/22/2010 4:48:49 PM
anton	$250.00	$250.00	2/22/2010 4:46:52 PM
cnovak	$25.00	$25.00	2/22/2010 4:47:02 PM
rmachi	$25.00	$25.00	2/22/2010 4:47:10 PM
beyondmanagement	$25.00	$25.00	2/22/2010 4:48:09 PM
unclejaef	$25.00	$25.00	2/22/2010 4:48:37 PM
Cheburashka	$30.00	$30.00	2/22/2010 4:49:09 PM
sh71	$25.00	$25.00	2/22/2010 4:50:09 PM
credit-coach118	$40.00	$40.00	2/22/2010 4:50:15 PM
lowrate	$25.00	$25.00	2/22/2010 4:52:49 PM
mathprof	$25.00	$25.00	2/22/2010 4:51:37 PM
JJS180	$25.00	$25.00	2/22/2010 4:51:52 PM
reflective-deal8	$50.00	$50.00	2/22/2010 4:56:12 PM
head	$25.00	$25.00	2/22/2010 4:55:25 PM
iolaire	$25.00	$25.00	2/22/2010 4:55:41 PM
niskyfranchise	$25.00	$25.00	2/22/2010 4:59:18 PM
DonaldColorado	$25.00	$25.00	2/22/2010 4:59:46 PM
thedoctor	$90.00	$90.00	2/22/2010 4:58:14 PM
macjp123	$25.00	$25.00	2/22/2010 4:58:39 PM
nourishing-interest0	$25.00	$25.00	2/22/2010 4:58:45 PM
calm-deal7	$25.00	$25.00	2/22/2010 4:58:30 PM
time4aloan	$50.00	$50.00	2/22/2010 4:59:32 PM
impeccable-transparency	$75.00	$75.00	2/22/2010 4:59:51 PM
RandyL3	$50.00	$50.00	2/22/2010 5:21:51 PM
investment-defender	$25.00	$25.00	2/22/2010 8:01:31 PM
bold-social-advantage	$50.00	$50.00	2/22/2010 5:56:26 PM
cash-spinner	$25.00	$25.00	2/23/2010 7:42:04 AM
102 bids
Borrower Payment Dependent Notes Series 447347
This series of Notes was issued and sold upon the funding of the borrower loan #41106, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Feb-22-2010
				Auction end date:	Feb-26-2010

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$82.73
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.14%	Final monthly payment:	$74.23

Auction yield range:	8.05% - 27.00%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2006	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	6 / 5	Length of status:	4y 8m
Credit score:	640-659 (Feb-2010)	Total credit lines:	7	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$2,022	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	50%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Hazen3	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Expansion
The purpose of this loan is to help expand my payday loan business, which has been doing great but needs funding to expand to the next level.I own a payday loan website which you can view, www.payday101.co.cc. That site is owned by me and generates a great income from me and my affiliates promoting it online.I am also a licensed lead abatement supervisor in which I am a general contractor and licensed by the state to take lead from homes. That earns my income also.

I feel like I am perfect for this loan because I have never been late before on any of my past bill payments.? So you will never have to worry about your funds EVER being late.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

steely_dan34	$25.00	$25.00	2/22/2010 4:11:17 PM
tlam168	$50.00	$50.00	2/22/2010 4:11:47 PM
wise-handy-finance	$25.00	$25.00	2/22/2010 4:19:59 PM
red-favorable-basis	$25.00	$25.00	2/22/2010 4:29:52 PM
friendly-worth3	$25.00	$25.00	2/22/2010 4:30:24 PM
bowdish1	$100.00	$100.00	2/22/2010 4:33:01 PM
Kaj	$25.00	$25.00	2/22/2010 4:31:05 PM
personal-lender	$25.00	$25.00	2/22/2010 4:30:37 PM
lloyd_s	$25.00	$25.00	2/22/2010 4:31:22 PM
delicious-social132	$25.00	$25.00	2/22/2010 4:31:36 PM
Cai8899	$50.00	$50.00	2/22/2010 4:31:56 PM
honorable-yield	$50.00	$50.00	2/22/2010 4:34:44 PM
inspired-contract9	$25.00	$25.00	2/22/2010 4:36:36 PM
note-sensation	$25.00	$25.00	2/22/2010 4:36:59 PM
Eagledrop	$25.00	$25.00	2/22/2010 4:37:09 PM
dollar-oracle55	$25.00	$25.00	2/22/2010 4:38:17 PM
reward-motion	$25.00	$25.00	2/22/2010 4:38:44 PM
skuba	$25.00	$25.00	2/22/2010 4:41:36 PM
Brown98	$25.00	$25.00	2/22/2010 4:47:15 PM
Bob450	$25.00	$25.00	2/22/2010 8:21:24 PM
IPG1	$25.00	$25.00	2/23/2010 9:10:53 AM
petercat	$250.00	$250.00	2/23/2010 11:04:15 AM
bold-durability-drum	$25.00	$25.00	2/22/2010 4:16:55 PM
peerlender	$30.00	$30.00	2/22/2010 4:32:15 PM
bchen78875	$25.00	$25.00	2/22/2010 4:32:30 PM
flexible-value	$26.00	$26.00	2/22/2010 4:30:09 PM
Havana21	$50.00	$50.00	2/22/2010 4:33:36 PM
HHP	$25.00	$25.00	2/22/2010 4:33:48 PM
Speculator	$50.00	$50.00	2/22/2010 4:31:48 PM
kmr2	$200.00	$200.00	2/22/2010 4:35:14 PM
asset-professor	$75.00	$75.00	2/22/2010 4:34:22 PM
don8ter	$25.00	$25.00	2/22/2010 4:34:30 PM
enthusiastic-balance5	$100.00	$100.00	2/22/2010 4:36:44 PM
heavenly-justice9	$75.00	$75.00	2/22/2010 4:34:59 PM
natural-greenback6	$25.00	$25.00	2/22/2010 4:35:30 PM
desertoasis	$25.00	$25.00	2/22/2010 4:35:49 PM
kbodendorf	$25.00	$25.00	2/22/2010 4:36:09 PM
Microfinancer	$25.00	$25.00	2/22/2010 4:38:33 PM
Tradesmanlender	$25.00	$25.00	2/22/2010 4:39:51 PM
smart-return	$25.00	$25.00	2/22/2010 4:37:44 PM
tallmon	$25.00	$25.00	2/22/2010 4:38:01 PM
KiwiElf	$25.00	$25.00	2/22/2010 4:40:35 PM
micko	$25.00	$25.00	2/22/2010 4:41:10 PM
AF-Chief	$27.00	$19.00	2/22/2010 4:43:52 PM
marwadi-62	$50.00	$50.00	2/23/2010 10:17:43 AM
grammaspurse	$25.00	$25.00	2/23/2010 6:25:53 PM
Pickmar	$25.00	$25.00	2/24/2010 1:24:01 PM
mbf2234	$25.00	$25.00	2/25/2010 2:35:30 AM
48 bids
Borrower Payment Dependent Notes Series 447443
This series of Notes was issued and sold upon the funding of the borrower loan #41125, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Feb-22-2010
				Auction end date:	Mar-01-2010

Starting lender yield:	6.14%	Starting borrower rate/APR:	7.14% / 7.48%	Starting monthly payment:	$61.88
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$61.85

Auction yield range:	3.05% - 6.14%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1990	Debt/Income ratio:	8%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 14	Length of status:	12y 11m
Credit score:	800-819 (Feb-2010)	Total credit lines:	27	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$5,407	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	4%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	currency-horse	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal and business loan
Purpose of loan:
Pay off some higher rate credit card bills.

My financial situation:
I am a good candidate for this loan because it is a small load and I have a steady job, personal integrity and a good credit rating.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

turbospeed	$25.00	$25.00	2/22/2010 4:14:43 PM
smarva	$25.00	$25.00	2/22/2010 4:16:01 PM
epicanthal	$25.00	$25.00	2/22/2010 4:19:36 PM
swiftsoul	$25.00	$25.00	2/22/2010 4:21:38 PM
skuba	$50.00	$50.00	2/22/2010 4:29:21 PM
AF-Chief	$28.00	$28.00	2/22/2010 4:33:21 PM
kulender	$25.00	$25.00	2/22/2010 4:33:24 PM
micko	$25.00	$25.00	2/22/2010 4:33:54 PM
selector568	$250.00	$250.00	2/22/2010 4:53:30 PM
webfeet	$50.00	$50.00	2/23/2010 11:48:55 AM
dontscrewmeover1	$25.00	$25.00	2/23/2010 6:54:43 PM
n036939	$25.00	$25.00	2/24/2010 6:14:52 AM
hockeyfn34	$50.00	$50.00	2/25/2010 11:26:43 AM
Dollars4Rent	$25.00	$25.00	2/25/2010 7:53:40 PM
Dollars4Rent	$25.00	$25.00	2/25/2010 7:53:56 PM
Digs	$25.00	$25.00	2/26/2010 11:02:59 AM
isfahanian	$25.00	$25.00	2/26/2010 10:50:48 AM
redtilapia	$25.00	$25.00	2/27/2010 3:01:44 PM
all_of_that_one	$25.00	$25.00	2/28/2010 7:28:00 AM
Share-the-wealth	$100.00	$100.00	2/28/2010 12:03:40 PM
kenji4861	$25.00	$25.00	2/22/2010 4:24:05 PM
lean-velocity	$25.00	$25.00	2/22/2010 4:24:12 PM
dollar-birdie	$50.00	$50.00	2/22/2010 4:29:03 PM
keyfig	$50.00	$17.00	2/22/2010 4:35:53 PM
jeffpac	$55.00	$55.00	2/22/2010 4:35:22 PM
julijask	$35.00	$35.00	2/22/2010 5:18:29 PM
RandyL3	$50.00	$50.00	2/22/2010 5:21:52 PM
F_r_e_d_s__B_a_n_k	$100.00	$100.00	2/22/2010 5:27:43 PM
cloud8	$40.00	$40.00	2/22/2010 5:29:17 PM
blot44	$25.00	$25.00	2/22/2010 6:58:41 PM
blissful-note7	$25.00	$25.00	2/23/2010 9:35:30 AM
springpanda	$25.00	$25.00	2/23/2010 12:36:27 PM
the-profit-oracle	$25.00	$25.00	2/24/2010 8:48:49 PM
beachfunder	$25.00	$25.00	2/25/2010 3:00:43 AM
busybee999	$25.00	$25.00	2/25/2010 2:40:25 PM
qkinger	$50.00	$50.00	2/25/2010 5:30:30 PM
HappyToLoan	$25.00	$25.00	2/26/2010 6:19:37 AM
marwadi-62	$200.00	$200.00	2/26/2010 6:06:27 PM
j352000	$25.00	$25.00	2/27/2010 7:08:47 AM
felicity-loyalist0	$100.00	$100.00	2/27/2010 4:25:42 PM
tokyopete23	$25.00	$25.00	2/27/2010 8:21:36 PM
The-Lighthouse-Group	$25.00	$25.00	2/28/2010 5:21:51 PM
ivar	$25.00	$25.00	2/28/2010 11:52:46 AM
dudebrah	$25.00	$25.00	2/28/2010 6:10:35 PM
tomjac2000	$25.00	$25.00	2/28/2010 4:01:12 PM
kc_dude	$25.00	$25.00	2/28/2010 6:37:39 PM
YummiBear	$25.00	$25.00	2/28/2010 8:15:20 PM
47 bids
Borrower Payment Dependent Notes Series 447551
This series of Notes was issued and sold upon the funding of the borrower loan #41117, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Feb-22-2010
				Auction end date:	Mar-01-2010

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 24.88%	Starting monthly payment:	$37.71
Final lender yield:	16.85%	Final borrower rate/APR:	17.85% / 21.59%	Final monthly payment:	$36.08

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	9.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1999	Debt/Income ratio:	12%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 3	Length of status:	1y 6m
Credit score:	660-679 (Feb-2010)	Total credit lines:	9	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$7,570	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	89%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	platinum-frontier	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying taxes
Purpose of loan:
This loan will be used to?pay my taxes along with a few other small bills.

My financial situation:
I am a good candidate for this loan because I have a good credit rating, a solid job, job security (actually been working?overtime) and pay my bills on time.

Monthly net income: $1,500

Monthly expenses:$1,065.00? (?$300.00 phone, cable, internet, electricity) ($200.00 credit cards)??($120.00 groceries).
??Housing: $ 375.00
??Insurance: $70.00 (car insurance)?
??Car expenses: $120.00 (gas)?
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

iflyforfun	$25.00	$25.00	2/22/2010 5:17:49 PM
moo916	$25.00	$25.00	2/23/2010 6:19:34 PM
the-profit-oracle	$25.00	$25.00	2/23/2010 4:56:51 PM
maccpro1	$50.00	$50.00	2/26/2010 4:41:45 PM
sknop64	$25.00	$25.00	2/28/2010 2:59:14 PM
serene-capital	$25.00	$25.00	3/1/2010 9:38:11 AM
poolshark72	$50.00	$50.00	2/28/2010 11:22:07 PM
kalihan42	$25.00	$25.00	3/1/2010 12:07:40 PM
OPEO	$25.00	$25.00	3/1/2010 7:07:05 AM
wphmd	$25.00	$25.00	3/1/2010 1:28:48 PM
ultimate-peace	$100.00	$100.00	3/1/2010 3:00:06 PM
blackstar	$25.00	$25.00	3/1/2010 1:55:29 PM
ALFLoan	$25.00	$25.00	3/1/2010 3:42:41 PM
Engineer44	$25.00	$25.00	3/1/2010 4:07:01 PM
enthusiastic-point	$25.00	$25.00	3/1/2010 3:30:03 PM
Rearden_Steel	$25.00	$25.00	2/23/2010 7:02:58 AM
GS-ROCK	$25.00	$25.00	2/23/2010 7:44:57 AM
grammaspurse	$25.00	$25.00	2/23/2010 6:31:30 PM
scho0590	$25.00	$25.00	2/24/2010 7:46:31 PM
jpollar	$50.00	$50.00	2/25/2010 12:26:29 PM
SuperInvestor82	$25.00	$25.00	2/25/2010 5:17:44 PM
maricel10	$50.00	$50.00	2/26/2010 3:08:12 AM
twtb19	$25.00	$25.00	2/27/2010 8:06:47 AM
redrose1518	$25.00	$25.00	2/27/2010 7:07:05 AM
Book-Mark	$26.03	$26.03	2/28/2010 11:53:48 AM
blLending	$25.00	$25.00	2/28/2010 5:46:11 PM
bold-direct-asset	$25.00	$25.00	3/1/2010 1:03:56 PM
webfeet	$25.00	$25.00	3/1/2010 1:39:35 PM
PotBellyPete	$40.00	$40.00	3/1/2010 9:04:23 AM
DasMula	$25.00	$25.00	3/1/2010 3:28:03 PM
gilbrear	$25.00	$25.00	3/1/2010 4:06:55 PM
investment-happiness	$60.00	$33.97	3/1/2010 4:07:12 PM
32 bids
Borrower Payment Dependent Notes Series 447991
This series of Notes was issued and sold upon the funding of the borrower loan #41122, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Feb-24-2010
				Auction end date:	Feb-26-2010

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$63.96
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$63.79

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1989	Debt/Income ratio:	11%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	27y 0m
Credit score:	720-739 (Feb-2010)	Total credit lines:	9	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$33,891	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	knowledgeable-credit2	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

desertoasis	$50.00	$50.00	2/24/2010 4:01:46 PM
HHP	$25.00	$25.00	2/24/2010 4:02:54 PM
chilichese	$25.00	$25.00	2/24/2010 4:01:30 PM
lean-velocity	$25.00	$25.00	2/24/2010 4:02:13 PM
dollar-birdie	$50.00	$50.00	2/24/2010 4:02:16 PM
bowdish1	$100.00	$100.00	2/24/2010 4:02:40 PM
kulender	$25.00	$25.00	2/24/2010 4:02:45 PM
Havana21	$50.00	$50.00	2/24/2010 4:02:48 PM
micko	$25.00	$25.00	2/24/2010 4:03:00 PM
kmr2	$200.00	$200.00	2/24/2010 4:03:20 PM
heavenly-justice9	$75.00	$75.00	2/24/2010 4:03:16 PM
jeffpac	$55.00	$55.00	2/24/2010 4:03:33 PM
kbodendorf	$25.00	$25.00	2/24/2010 4:03:39 PM
enthusiastic-balance5	$100.00	$100.00	2/24/2010 4:03:47 PM
Microfinancer	$25.00	$25.00	2/24/2010 4:03:56 PM
delicious-social132	$40.00	$40.00	2/24/2010 4:04:39 PM
lloyd_s	$25.00	$25.00	2/24/2010 4:04:32 PM
red-favorable-basis	$25.00	$25.00	2/24/2010 4:05:02 PM
calm-deal7	$25.00	$0.68	2/24/2010 4:07:14 PM
bondhedger	$25.00	$25.00	2/24/2010 4:33:39 PM
the-profit-oracle	$25.00	$25.00	2/24/2010 8:49:19 PM
agab	$25.00	$25.00	2/25/2010 7:44:16 AM
dollardave	$69.13	$69.13	2/25/2010 11:49:01 AM
orbiter614	$50.00	$50.00	2/25/2010 1:00:46 PM
junes08	$50.00	$50.00	2/25/2010 3:43:14 PM
peerlender	$30.00	$30.00	2/24/2010 4:02:24 PM
bchen78875	$25.00	$25.00	2/24/2010 4:02:39 PM
note-sensation	$25.00	$25.00	2/24/2010 4:03:52 PM
webfeet	$25.00	$25.00	2/24/2010 4:05:15 PM
thedoctor	$90.00	$90.00	2/24/2010 4:07:10 PM
asset-professor	$75.00	$75.00	2/24/2010 4:03:06 PM
don8ter	$25.00	$25.00	2/24/2010 4:03:15 PM
keyfig	$50.00	$50.00	2/24/2010 4:03:38 PM
inspired-contract9	$25.00	$25.00	2/24/2010 4:03:44 PM
AF-Chief	$27.00	$27.00	2/24/2010 4:04:04 PM
Cai8899	$75.00	$75.00	2/24/2010 4:04:39 PM
friendly-worth3	$25.00	$25.00	2/24/2010 4:04:44 PM
Speculator	$50.00	$50.00	2/24/2010 4:05:05 PM
Kaj	$25.00	$25.00	2/24/2010 4:04:47 PM
iolaire	$25.00	$25.00	2/24/2010 4:05:10 PM
reflective-deal8	$50.00	$50.00	2/24/2010 4:05:17 PM
radforj22	$25.00	$25.00	2/24/2010 4:06:46 PM
flexible-value	$31.00	$31.00	2/24/2010 4:07:13 PM
dontscrewmeover1	$25.00	$25.00	2/24/2010 5:27:19 PM
Patrician	$48.22	$48.22	2/25/2010 12:20:42 PM
interstellar	$33.97	$33.97	2/25/2010 4:28:38 PM
46 bids
Borrower Payment Dependent Notes Series 448123
This series of Notes was issued and sold upon the funding of the borrower loan #41143, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,300.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Feb-25-2010
				Auction end date:	Mar-01-2010

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 23.97%	Starting monthly payment:	$49.02
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.78%	Final monthly payment:	$48.25

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1992	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 8	Length of status:	2y 8m
Credit score:	660-679 (Feb-2010)	Total credit lines:	32	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$16,517	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	87%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	adventurous-marketplace4	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Taking a much needed vacation
Purpose of loan:
This loan will be used to take myself and girlfriend on a MUCH needed cruise.??I plan on popping the question on the cruise, so this is a pretty important vacation for me.?

My financial situation:
I am a good candidate because I am honest, dependable and trustworthy.? I just spent money on the engagement ring, so I am?wanting to avoid using my credit card for the trip and?just use the money I have saved up and a small loan for the rest.?

Monthly net income: $ 2800.00

Monthly expenses: $
??Housing: $ 815.00
??Insurance: $90.00?
??Car expenses: $ 350.00
??Utilities: $ 120.00
??Phone, cable, internet: $85.00
??Food, entertainment: $200.00
??Clothing, household expenses $
??Credit cards and other loans: $300.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Lambo168	$25.00	$25.00	2/25/2010 4:02:13 PM
durability-halibut	$25.00	$25.00	2/25/2010 4:02:19 PM
CAGE-Investments	$27.14	$27.14	2/25/2010 4:02:31 PM
skuba	$25.00	$25.00	2/25/2010 4:03:04 PM
Havana21	$50.00	$50.00	2/25/2010 4:04:40 PM
asset-professor	$75.00	$75.00	2/25/2010 4:04:55 PM
heavenly-justice9	$75.00	$75.00	2/25/2010 4:05:10 PM
Kulchar	$50.00	$50.00	2/25/2010 4:02:32 PM
dsfoundation	$25.00	$25.00	2/25/2010 4:02:41 PM
micko	$25.00	$25.00	2/25/2010 4:02:55 PM
loan-warrior	$25.00	$25.00	2/25/2010 4:02:01 PM
red-relentless-money	$26.53	$26.53	2/25/2010 4:02:18 PM
techvet	$25.00	$25.00	2/25/2010 4:02:29 PM
peerlender	$30.00	$30.00	2/25/2010 4:04:07 PM
bchen78875	$25.00	$25.00	2/25/2010 4:04:20 PM
don8ter	$25.00	$25.00	2/25/2010 4:05:09 PM
kmr2	$200.00	$132.75	2/25/2010 4:05:16 PM
SolarMoonshine	$25.00	$25.00	2/26/2010 5:26:47 AM
ALFLoan	$25.00	$25.00	2/26/2010 6:54:14 AM
webfeet	$25.00	$25.00	2/26/2010 12:25:11 PM
msullivaniii	$25.00	$25.00	2/27/2010 5:25:09 PM
poolshark72	$25.00	$25.00	2/28/2010 11:29:32 PM
AuroraRobbin	$50.00	$50.00	3/1/2010 6:35:21 AM
loanfairy	$25.00	$25.00	2/25/2010 4:02:17 PM
reward-motion	$25.00	$25.00	2/25/2010 4:02:45 PM
bowdish1	$100.00	$100.00	2/25/2010 4:04:21 PM
desertoasis	$25.00	$25.00	2/25/2010 4:01:24 PM
dollar-birdie	$25.00	$25.00	2/25/2010 4:02:00 PM
kaiger	$25.00	$25.00	2/25/2010 4:02:28 PM
Gibbyland	$75.00	$75.00	2/25/2010 4:02:38 PM
gethsemane4	$25.00	$25.00	2/25/2010 4:02:12 PM
coin-investor	$25.00	$25.00	2/25/2010 4:02:20 PM
HHP	$25.00	$25.00	2/25/2010 4:04:47 PM
Bob450	$25.00	$25.00	2/25/2010 7:52:38 PM
interstellar	$33.58	$33.58	2/26/2010 4:52:55 PM
35 bids
Borrower Payment Dependent Notes Series 448145
This series of Notes was issued and sold upon the funding of the borrower loan #41134, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%	Auction start date:	Feb-26-2010
				Auction end date:	Mar-05-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	33.00%	Final borrower rate/APR:	34.00% / 36.44%	Final monthly payment:	$89.34

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	36.45%
Lender servicing fee:	1.00%	Estimated return:	-3.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1990	Debt/Income ratio:	26%
Basic (1-10):	1	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 14	Length of status:	22y 6m
Credit score:	600-619 (Feb-2010)	Total credit lines:	35	Occupation:	Teacher
Now delinquent:	3	Revolving credit balance:	$6,024	Stated income:	$50,000-$74,999
Amount delinquent:	$8,482	Bankcard utilization:	114%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	8
Screen name:	meyouus	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	600-619 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	640-659 (Sep-2009) 660-679 (Jul-2009) 640-659 (May-2008)
Principal balance:	$200.29	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Mortgage restructure
Purpose of loan:
This loan will be used to? make extra payment to complete mortgage restructure.

My financial situation:
I am a good candidate for this loan because? my current prosper loan will be paid in full in April.? Each payment has been made promptly for each of the past 34 months.? I have had the same job for the past 22 years as a high school teacher and football coach. ? Due to my rating, you will receive a very good return on your investment.? Just like my current Prosper loan that will be paid off in 2 months, EVERY payment will be made on time each month.? Folks like me are why Prosper is succeeding.? We can get a loan that Prosper ensures will be paid.? I humbly ask for your assistance.

Monthly net income: $ 3200 from my income? +? $2400 from wife's income.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

micko	$25.00	$25.00	2/26/2010 4:10:03 PM
currency-bumblebee	$25.00	$25.00	2/27/2010 10:40:41 AM
DonDiego	$25.00	$25.00	3/4/2010 9:07:38 PM
penny-sergeant	$25.00	$25.00	3/5/2010 10:12:48 AM
Leshan	$93.12	$93.12	3/5/2010 8:45:45 AM
Aberdeen	$350.00	$350.00	3/5/2010 9:47:09 AM
Happy-Man	$25.00	$25.00	3/5/2010 12:29:29 PM
epic-payout	$50.00	$50.00	3/5/2010 7:26:30 AM
tcbmc	$68.66	$68.66	3/5/2010 8:58:48 AM
Bob450	$25.00	$10.94	3/5/2010 1:45:42 PM
heritage_loans	$30.00	$30.00	3/5/2010 2:44:56 PM
Rule62	$25.00	$25.00	3/5/2010 2:59:07 PM
twjh	$25.00	$25.00	3/5/2010 3:32:45 PM
innovator2	$271.58	$271.58	3/5/2010 3:53:29 PM
jerrymaguire	$25.00	$25.00	3/5/2010 11:32:23 AM
fireferd	$30.00	$30.00	3/5/2010 2:55:42 PM
ds5184	$56.46	$56.46	3/5/2010 1:22:12 PM
kinetic-social	$25.00	$25.00	3/5/2010 3:45:14 PM
upbeat-marketplace	$25.00	$25.00	3/5/2010 3:50:55 PM
Megatron404	$25.00	$25.00	2/28/2010 11:00:28 AM
jhernand17	$25.00	$25.00	3/5/2010 10:23:47 AM
bull_lender	$36.00	$36.00	3/5/2010 11:14:13 AM
DasMula	$250.00	$250.00	3/5/2010 6:53:26 AM
oreyedoc	$25.00	$25.00	3/5/2010 8:55:46 AM
DMKAssetManagement	$28.24	$28.24	3/5/2010 11:39:48 AM
lend42013	$25.00	$25.00	3/5/2010 12:10:39 PM
five-star-note	$100.00	$100.00	3/5/2010 2:58:02 PM
dcm6276	$25.00	$25.00	3/5/2010 11:56:37 AM
mikelance7	$25.00	$25.00	3/5/2010 12:13:19 PM
Rip128	$120.00	$120.00	3/5/2010 3:51:05 PM
Rip128	$80.00	$80.00	3/5/2010 1:02:32 PM
twjh	$25.00	$25.00	3/5/2010 1:19:32 PM
32 bids